Product supplement no. 54-I To prospectus dated December 1, 2005 and prospectus supplement dated October 12, 2006	Registration Statement No. 333-130051 Dated November 22, 2006 Rule 424(b)(2)

JPMorgan Chase & Co.
Return Enhanced Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the Korea Stock Price Index 200, the MSCI Taiwan Index, the Goldman Sachs Commodity Index® Excess Return and the Dow Jones U.S. Real Estate Index

General

•	JPMorgan Chase & Co. may offer and sell return enhanced notes linked to a weighted Basket consisting of the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the Korea Stock Price Index 200 (the “KOSPI 200”), the MSCI Taiwan Index, the Goldman Sachs Commodity Index® Excess Return (the “GSCI® Excess Return”), and the Dow Jones U.S. Real Estate Index from time to time. This product supplement no. 54-I describes terms that will apply generally to the return enhanced notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement shall control.
•	The notes are the senior unsecured obligations of JPMorgan Chase & Co.
•	Payment is linked to a Basket consisting of the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, the GSCI® Excess Return and the Dow Jones U.S. Real Estate Index as described below.
•	For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-68.
•	Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
•	Investing in the notes is not equivalent to investing in the Basket, any of the Basket Indices or any of their component stocks.
•	The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Basket:	Unless otherwise specified in the relevant terms supplement, the Basket will be composed of ten indices (each, a “Basket Index” and, together, the “Basket Indices”):

Basket Index	Weight

AMEX Hong Kong 30 Index	†
Nikkei 225 Index	†
Dow Jones EURO STOXX 50® Index	†
FTSETM 100 Index	†
S&P BRIC 40 Index	†
CECEEUR Index	†
Korean Stock Price Index 200	†
MSCI Taiwan Index	†
Goldman Sachs Commodity Index® Excess Return	†
Dow Jones U.S. Real Estate Index	†

† The weight of each Basket Index in the Basket will be specified in the relevant terms supplement and will be fixed for the term of the notes. For example, the relevant terms supplement may specify that each Basket Index has an equal weight in the Basket, in which case each Basket Index makes up 1/10 of the value of the Basket, or the relevant terms supplement may specify a different weighting for each of the ten Basket Indices.

Payment at Maturity (Notes with a Buffer):	For notes with a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or the Strike Level, if applicable) and the buffer amount.

If the Ending Basket Level is greater than the Starting Basket Level (or the Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by the upside leverage factor, subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage which we will determine on the pricing date and which will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the note, your final payment per $1,000 principal note will be calculated as follows:

$1,000 + ($1,000 x Basket Return x upside leverage factor)

Your principal is protected against a decline in the Basket up to the buffer amount. If the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable) and such decline is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.

If the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable) by more than the buffer amount, for every 1% decline of the Basket beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by the downside leverage factor, and your final payment per $1,000 principal amount note will be calculated, unless otherwise specified in the relevant terms supplement, as follows:

$1,000 + [$1,000 x (Basket Return + buffer amount %) x downside leverage factor]

For notes with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable) by more than the buffer amount.

Payment at Maturity (Notes without a Buffer):	For notes without a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or the Strike Level, if applicable).

If the Ending Basket Level is greater than the Starting Basket Level (or the Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by the upside leverage factor, subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage which we will determine on the pricing date and which will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the note, your final payment per note will be calculated as follows:

$1,000 + ($1,000 x Basket Return x upside leverage factor)

If the Ending Basket Level is equal to the Starting Basket Level (or the Strike Level, if applicable), you will receive a cash payment of $1,000 per $1,000 principal amount note.

If the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Basket declines beyond the Starting Basket Level (or the Strike Level, if applicable), unless otherwise specified in the relevant terms supplement. Under these circumstances, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Basket Return)

For notes without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable).

Other Terms:	In each case if applicable, the Maximum Total Return, the buffer amount, upside leverage factor and downside leverage factor will be specified in the relevant terms supplement.

Basket Return:	Unless otherwise specified in the relevant terms supplement:

Ending Basket Level – Starting Basket Level (or Strike Level, if applicable) Starting Basket Level (or Strike Level, if applicable)

Starting Basket Level:	Unless otherwise specified in the relevant terms supplement, set to equal 100 on the pricing date or such other relevant date or dates as specified in the relevant terms supplement.

Ending Basket Level:	The Basket Closing Level on the Observation Date or the arithmetic average of the Basket Closing Levels on each of the Averaging Dates, or such other date or dates as specified in the relevant terms supplement.

Basket Closing Level:	Unless otherwise specified in the relevant terms supplement, the Basket Closing Level on any relevant trading day will be calculated as follows:

100 x [1 + (AMEX Hong Kong Return * AMEX Hong Kong Weighting) + (Nikkei Return * Nikkei Weighting) + (EURO STOXX Return * EURO STOXX Weighting) + (FTSE Return * FTSE Weighting) + (BRIC Return * BRIC Weighting) + (CECEEUR Return * CECEEUR Weighting) + (KOSPI 200 Return * KOSPI 200 Weighting) + (MSCI Taiwan Return * MSCI Taiwan Weighting) + (GSCI Return + GSCI Weighting) + (Dow Jones U.S. Real Estate Return * Dow Jones U.S. Real Estate Weighting)]

Unless otherwise specified in the relevant terms supplement, the AMEX Hong Kong Return, Nikkei Return, the EURO STOXX Return, the FTSE Return, the BRIC Return, the CECEEUR Return, the KOSPI 200 Return, the MSCI Taiwan Return, the GSCI Return, and the Dow Jones U.S. Real Estate Return are the performance of the respective Basket Indices, expressed as a percentage, from the relevant index starting level to the relevant index closing level on each relevant Basket Valuation Date or any other trading day on which the Basket Closing Level is to be calculated, as specified in the relevant terms supplement.

The AMEX Hong Kong Weighting, the Nikkei Weighting, the EURO STOXX Weighting, the FTSE Weighting, the BRIC Weighting, the CECEEUR Weighting, the KOSPI 200 Weighting, the MSCI Taiwan Weighting, the GSCI Weighting, and the Dow Jones U.S. Real Estate Weighting (each an “Index Weighting” and, collectively, the “Index Weightings”) are the respective weights of each of the Basket Indices in the Basket as specified in the relevant terms supplement. For example, if the relevant terms supplement specifies that the Nikkei 225 Index is weighted to compose 18% of the value of the Basket, the Nikkei Weighting is 18%.

For additional information, see “Description of Notes — Payment at Maturity.”

Strike Level:	The relevant terms supplement may specify an Index level other than the Starting Basket Level to be used for calculating the Basket Return and the amount payable at maturity, if any. For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Starting Basket Level, shall be used to calculate the Basket Return.

Basket Valuation Date(s):	The Ending Basket Level will be calculated on a single date, which we refer to as the Observation Date, or on several dates, each of which we refer to as an Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Basket Valuation Dates in this product supplement. Any Basket Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Maturity Date:	As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Investing in the Return Enhanced Notes involves a number of risks. See “Risk Factors” beginning on page PS-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 54-I, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

November 22, 2006

        In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 54-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 54-I and with respect to JPMorgan Chase & Co. This product supplement no. 54-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 54-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

        The notes described in the relevant terms supplement and this product supplement no. 54-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 54-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

        In this product supplement no. 54-I and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

i

We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 54-I nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 54-I nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 54-I and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 54-I and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

The notes are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction n° 400, dated December 29, 2003, as amended from time to time.

The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no. 54-I or the accompanying prospectus supplement, prospectus or terms supplement may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 54-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States.

Neither this product supplement no. 54-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 54-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

ii

DESCRIPTION OF NOTES

        The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 54-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Return Enhanced Notes Linked to a Basket Consisting of the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, the GSCI® Excess Return and the Dow Jones U.S. Real Estate Index.

General

        The Return Enhanced Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a Basket (the “Basket”) consisting of the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, the GSCI® Excess Return and the Dow Jones U.S. Real Estate Index (each a “Basket Index” and, together, the “Basket Indices”). The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

        The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Basket calculated in accordance with the formula set forth below and whether the notes have a Strike Level and/or buffer.

        The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

        The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

        The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

        The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 54-I. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement shall control.

Payment at Maturity

        The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Basket Valuation Date is postponed as described below. We will also specify whether or not the notes have a buffer and the amount of any such buffer in the relevant terms supplement.

PS-1

        Notes With a Buffer

        For notes with a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable) and the buffer amount.

•	If the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by the upside leverage factor subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage which we will determine on the pricing date and which will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Basket Return x upside leverage factor)

•	Your principal is protected against a decline in the Basket up to the buffer amount. If the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable) and such decline is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.
•	Your investment will be fully exposed to any decline in the Basket beyond the buffer amount. If the Ending Basket Level declines by more than the buffer amount, for every 1% decline of the Basket beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by the downside leverage factor, and your final payment per $1,000 principal amount note will be calculated, unless otherwise specified in the relevant terms supplement, as follows:

$1,000 + [$1,000 x (Basket Return + buffer amount %) x downside leverage factor]

        For notes with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount.

        Notes Without a Buffer

        For notes without a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable).

•	If the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by the upside leverage factor subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage which we will determine on the pricing date and which will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return, even if the Basket Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Basket Return x upside leverage factor)

•	If the Ending Basket Level is equal to the Starting Basket Level (or Strike Level, if applicable), you will receive a cash payment of $1,000 per $1,000 principal amount note.

PS-2

•	If the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Ending Basket Level declines beyond the Starting Basket Level (or Strike Level, if applicable), unless otherwise specified in the relevant terms supplement. Under these circumstances, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Basket Return)

        For notes without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable).

        Unless otherwise specified in the relevant terms supplement, the “Basket Return,” as calculated by the calculation agent, is the percentage change of the Basket calculated by comparing the Ending Basket Level to the Starting Basket Level or to a percentage of the Starting Basket Level (the “Strike Level”). The relevant terms supplement will specify the manner in which the Ending Basket Level will be determined. The Basket Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Basket Return =	Ending Basket Level – Starting Basket Level (or Strike Level, if applicable) Starting Basket Level (or Strike Level, if applicable)

        The “Starting Basket Level” will be set to equal 100 on the pricing date, unless otherwise specified in the relevant terms supplement. The “Ending Basket Level” is equal to the Basket Closing Level on the Observation Date or an arithmetic average of the Basket Closing Levels on each of the Averaging Dates or such other date or dates as specified in the relevant terms supplement.

        In each case if applicable, the “Maximum Total Return,” the “buffer amount,” “upside leverage factor” and “downside leverage factor” will be set forth in the relevant terms supplement.

        Unless otherwise specified in the relevant terms supplement, the “Basket Closing Level” on any relevant trading day will be calculated as follows:

100 x [1 + (AMEX Hong Kong Return * AMEX Hong Kong Weighting) +
(Nikkei Return * Nikkei Weighting) + (EURO STOXX Return * EURO STOXX Weighting) +
(FTSE Return * FTSE Weighting) + (BRIC Return * BRIC Weighting) +
(CECEEUR Return * CECEEUR Weighting) + (KOSPI 200 Return * KOSPI 200 Weighting) +
(MSCI Taiwan Return * MSCI Taiwan Weighting) + (GSCI Return + GSCI Weighting) +
(Dow Jones U.S. Real Estate Return * Dow Jones U.S. Real Estate Weighting)]

        Unless otherwise specified in the relevant terms supplement, the AMEX Hong Kong Return, Nikkei Return, the EURO STOXX Return, the FTSE Return, the BRIC Return, the CECEEUR Return, the KOSPI 200 Return, the MSCI Taiwan Return, the GSCI Return, and the Dow Jones U.S. Real Estate Return are the performance of the respective Basket Indices, expressed as a percentage, from the relevant index starting level to the relevant index closing level on each relevant Basket Valuation Date or any other trading day on which the Basket Closing Level is to be calculated, as specified in the relevant terms supplement.

        The AMEX Hong Kong Weighting, the Nikkei Weighting, the EURO STOXX Weighting, the FTSE Weighting, the BRIC Weighting, the CECEEUR Weighting, the KOSPI 200 Weighting, the MSCI Taiwan Weighting, the GSCI Weighting, and the Dow Jones U.S. Real Estate Weighting (each an “Index Weighting” and, collectively, the “Index Weightings”) are the respective weights of each of the Basket Indices in the Basket as specified in the relevant terms supplement. For example, if the relevant terms supplement specifies that the Nikkei 225 Index is weighted to compose 18% of the value of the Basket, the Nikkei Weighting is 18%.

PS-3

        On any trading day, the “AMEX Hong Kong Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

AMEX Hong Kong Return =	AMEX Hong Kong Closing Level – AMEX Hong Kong Starting Level AMEX Hong Kong Starting Level

where the “AMEX Hong Kong Starting Level” is the closing level of the AMEX Hong Kong 30 Index on the pricing date or such other date specified in the relevant terms supplement and the “AMEX Hong Kong Closing Level” is the closing level of the AMEX Hong Kong 30 Index on each relevant Basket Valuation Date or any other trading day on which the AMEX Hong Kong Return is to be calculated, as specified in the relevant terms supplement.

        On any trading day, the “Nikkei Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Nikkei Return =	Nikkei Closing Level – Nikkei Starting Level Nikkei Starting Level

where the “Nikkei Starting Level” is the closing level of the Nikkei 225 Index on the pricing date or such other date specified in the relevant terms supplement and the “Nikkei Closing Level” is the closing level of the Nikkei 225 Index on each relevant Basket Valuation Date or any other trading day on which the Nikkei Closing Level is to be calculated, as specified in the relevant terms supplement.

        On any trading day, the “EURO STOXX Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

EURO STOXX Return =	EURO STOXX Closing Level – EURO STOXX Starting Level EURO STOXX Starting Level

where the “EURO STOXX Starting Level” is the closing level of the Dow Jones EURO STOXX 50® Index on the pricing date or such other date specified in the relevant terms supplement and the “EURO STOXX Closing Level” is the closing level of the Dow Jones EURO STOXX 50® Index on each relevant Basket Valuation Date or any other trading day on which the EURO STOXX Closing Level is to be calculated, as specified in the relevant terms supplement.

        On any trading day, the “FTSE Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

FTSE Return =	FTSE Closing Level – FTSE Starting Level FTSE Starting Level

where the “FTSE Starting Level” is the closing level of the FTSETM 100 Index on the pricing date or such other date specified in the relevant terms supplement and the “FTSE Closing Level” is the closing level of the FTSETM100 Index on each relevant Basket Valuation Date or any other trading day on which the FTSE Closing Level is to be calculated, as specified in the relevant terms supplement.

        On any trading day, the “BRIC Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

BRIC Return =	BRIC Closing Level – BRIC Starting Level BRIC Starting Level

where the “BRIC Starting Level” is the closing level of the S&P BRIC 40 Index on the pricing date or such other date specified in the relevant terms supplement and the “BRIC Closing Level” is the closing level of the BRIC 40 Index on each relevant Basket Valuation Date or any other trading day on which the BRIC Closing Level is to be calculated, as specified in the relevant terms supplement.

PS-4

        On any trading day, the “CECEEUR Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

CECEEUR Return =	CECEEUR Closing Level – CECEEUR Starting Level CECEEUR Starting Level

where the “CECEEUR Starting Level” is the closing level of the CECEEUR Index on the pricing date or such other date specified in the relevant terms supplement and the “CECEEUR Closing Level” is the closing level of the CECEEUR Index on each relevant Basket Valuation Date or any other trading day on which the CECEEUR Closing Level is to be calculated, as specified in the relevant terms supplement.

        On any trading day, the “KOSPI 200 Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

KOSPI 200 Return =	KOSPI 200 Closing Level – KOSPI 200 Starting Level KOSPI 200 Starting Level

where the “KOSPI 200 Starting Level” is the closing level of the KOSPI 200 on the pricing date or such other date specified in the relevant terms supplement and the “KOSPI 200 Closing Level” is the closing level of the KOSPI 200 on each relevant Basket Valuation Date or any other trading day on which the KOSPI 200 Return is to be calculated, as specified in the relevant terms supplement.

        On any trading day, the “MSCI Taiwan Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

MSCI Taiwan Return =	MSCI Taiwan Closing Level – MSCI Taiwan Starting Level MSCI Taiwan Starting Level

where the “MSCI Taiwan Starting Level” is the closing level of the MSCI Taiwan Index on the pricing date or such other date specified in the relevant terms supplement and the “MSCI Taiwan Closing Level” is the closing level of the MSCI Taiwan Index on each relevant Basket Valuation Date or any other trading day on which the MSCI Taiwan Return is to be calculated, as specified in the relevant terms supplement.

        On any trading day, the “GSCI Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

GSCI Return =	GSCI Closing Level – GSCI Starting Level GSCI Starting Level

where the “GSCI Starting Level” is the closing level of the GSCI® Excess Return on the pricing date or such other date specified in the relevant terms supplement and the “GSCI Closing Level” is the closing level of the GSCI®Excess Return on each relevant Basket Valuation Date or any other trading day on which the GSCI Return is to be calculated, as specified in the relevant terms supplement.

        On any trading day, the “Dow Jones U.S. Real Estate Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Dow Jones U.S. Real Estate Return =	Dow Jones U.S. Real Estate Closing Level – Dow Jones U.S. Real Estate Starting Level Dow Jones U.S. Real Estate Starting Level

where the “Dow Jones U.S. Real Estate Starting Level” is the closing level of the Dow Jones U.S. Real Estate Index on the pricing date or such other date specified in the relevant terms supplement and the “Dow Jones U.S. Real Estate Closing Level” is the closing level of the Dow Jones U.S. Real Estate Index on each relevant Basket Valuation Date or any other trading day on which the Dow Jones U.S. Real Estate Return is to be calculated, as specified in the relevant terms supplement.

PS-5

        With respect to each Basket Index, the “closing level” on any trading day will equal the official closing value of the respective Basket Index, or, in each case, any successor index thereto (as described below) published following the regular official weekday close of trading for each such Basket Index on that trading day. In certain circumstances, the “closing level” for one or more of the Basket Indices will be based on the alternate calculation of one or more of the Basket Indices described under the index description section for the relevant Basket Index.

        With respect to each Basket Index, other than the GSCI® Excess Return, a “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for securities underlying the respective Basket Index, and (ii) the exchanges on which futures or options contracts related to the respective Basket Index are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

        With respect to the GSCI® Excess Return, a “trading day” is a day, as determined by the calculation agent, on which (i) the GSCI® Excess Return or any GSCI® successor index (as defined herein) is calculated and (ii) futures contracts constituting more than 80% of the value of the GSCI® Excess Return or such GSCI® successor index on such day are capable of being traded on their relevant exchanges during the one-half hour before the determination of the closing level of the GSCI® Excess Return.

        The Basket Valuation Date(s), which will be either a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Averaging Date, will be specified in the relevant terms supplement and any such date is subject to adjustment as described below. If a Basket Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Basket Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing; provided that the Basket Closing Level for a Basket Valuation Date will not be determined on a date later than the tenth scheduled trading day after the final Basket Valuation Date, and if such day is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the Basket Closing Level for the Basket Valuation Date on such date in accordance with the formula for and method of calculating the Basket Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled trading day of each security most recently constituting the Basket.

        The maturity date will be set forth in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Basket Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following that final Basket Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of the Notes — Market Disruption Events.”

        We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

        A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

        Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in open market or by private agreement.

PS-6

RISK FACTORS

        Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in the Basket, any of the Basket Indices or any of the component stocks of the Basket Indices. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes do not pay interest or guarantee the return of your investment.

        The notes do not pay interest and may not return any of your investment. The amount payable at maturity will be determined pursuant to the terms described in this product supplement no. 54-I and the relevant terms supplement. For notes with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable) by more than the buffer amount. For notes without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable). The relevant terms supplement will specify whether the notes have a buffer and/or Strike Level.

The appreciation potential of the notes is limited to the Maximum Total Return, if applicable.

        If the notes are subject to a Maximum Total Return, the appreciation potential of the notes will be limited to the Maximum Total Return. Any applicable Maximum Total Return will be a percentage which we will determine on the pricing date and which will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to that Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than that Maximum Total Return.

The Basket Indices may not be equally weighted.

        Unless otherwise specified in the relevant terms supplement, the Basket is composed of five indices, each of which may have a different weight in determining the value of the Basket, depending on the Index Weightings specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the AMEX Hong Kong Weighting, the Nikkei Weighting, the EURO STOXX Weighting, the FTSE Weighting, the BRIC Weighting, the CECEEUR Weighting, the KOSPI 200 Weighting, the MSCI Taiwan Weighting, the GSCI Weighting, and the Dow Jones U.S. Real Estate Weighting are 2.5%, 7.5%, 15%, 25%, 5%, 5%, 20%, 5%, 5%, and 10%, respectively. One consequence of such an unequal weighting of the Basket Indices is that the same percentage change in two of the Basket Indices may have different effects on the Basket Closing Level. For example, if the Nikkei Weighting is greater than the CECEEUR Weighting, a 5% decrease in the Nikkei 225 Index will have a greater effect on the Basket Closing Level than a 5% decrease in the CECEEUR Index.

Changes in the value of the Basket Indices may offset each other.

        Unless otherwise specified in the relevant terms supplement, the notes are linked to a weighted Basket composed of the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, the GSCI® Excess Return and the Dow Jones U.S. Real Estate Index. Price movements in the Basket Indices may not correlate with each other. As a result, an investment in the notes may only yield a positive return if there occurs a broad based rise in global equity values, domestic equity values in the real estate industry and commodity values over the term of the notes. At a time when the value of one or more of the Basket Indices increases, the value of the other Basket Indices may not increase as much or may even decline in value. Therefore, in calculating the Ending Basket Level, increases in the value of one or more of the Basket Indices may be moderated, or more than offset, by lesser increases or declines in the level of the other Basket Index or Indices, particularly

PS-7

if the Basket Index or Indices that appreciate are of relatively low weight in the Basket. There can be no assurance that the Ending Basket Level will be higher than the Starting Basket Level or, if applicable, the Strike Level. You may lose some or all of your investment in the notes if the Ending Basket Level is lower than the Starting Basket Level or, if applicable, the Strike Level.

Your return on the notes will not reflect dividends on the common stocks of the companies in the Basket Indices (other than the GSCI® Excess Return).

        Your return on the notes will not reflect the return you would realize if you actually owned the common stocks of the companies included in the Basket Indices (other than GSCI® Excess Return) and received the dividends paid on those stocks. This is because the calculation agent will calculate the amount payable to you at maturity of the notes by reference to the Ending Basket Level. The Ending Basket Level reflects the prices of the common stocks as calculated in such Basket Indices without taking into consideration the value of dividends paid on those stocks.

You will not have rights in the exchange-traded futures contracts on the commodities underlying the GSCI® Excess Return.

        As an owner of the notes, you will not have rights that holders of exchange-traded futures contracts on the commodities underlying the GSCI® Excess Return may have.

Secondary trading may be limited.

        Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

        J.P. Morgan Securities Inc. may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. is willing to buy the notes. If at any time J.P. Morgan Securities Inc. or another Agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The Ending Basket Level may be less than the Basket Closing Level at the maturity date of the notes or at other times during the term of the notes.

        Because the Ending Basket Level is calculated based on the Basket Closing Level on one or more Basket Valuation Dates during the term of the notes, the level of the Basket at the maturity date or at other times during the term of the notes, including dates near the Basket Valuation Date(s), could be higher than the Ending Basket Level. This difference could be particularly large if there is a significant increase in the level of the Basket after the final Basket Valuation Date, if there is a significant decrease in the level of the Basket around the time of the Basket Valuation Date(s) or if there is significant volatility in the Basket level during the term of the notes (especially on dates near the Basket Valuation Date(s)). For example, when the Basket Valuation Date for the notes is near the end of the term of the notes, then if the Basket levels increase or remain relatively constant during the initial term of the notes and then decrease below the Starting Basket Level (or Strike Level, if applicable), the Ending Basket Level may be significantly less than if it were calculated on a date earlier than the Basket Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Basket, the Basket Indices, the stocks underlying the Basket Indices or contracts relating to the Basket or Basket Indices for which there is an active secondary market.

PS-8

The notes are not designed to be short-term trading instruments.

        The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Basket has appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

        Many economic and market factors will influence the value of the notes. We expect that, generally, the level of the Basket Indices on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Basket. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility in the Basket Indices;
•	the time to maturity of the notes;
•	the dividend rate on the common stocks underlying the Basket Indices (other than the GSCI® Excess Return);
•	interest and yield rates in the market generally as well as in each of the markets of the securities composing each of the Basket Indices;
•	the market price of the physical commodities upon which the futures contracts that compose the GSCI® Excess Return are based or the exchange-traded futures contracts on such commodities;
•	developments in the real estate market;
•	economic, financial, political, regulatory, geographical, agricultural, meteorological, or judicial events that affect the stocks or commodities composing the Basket Indices or stock or commodities markets generally and which may affect the Basket Return;
•	the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which the securities composing each of the Basket Indices (other than the GSCI® Excess Return) are traded; and
•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

        You cannot predict the future performance of the Basket based on its historical performance. The value of the Basket may decrease such that you may not receive any return of your investment. For notes with a buffer, if the Ending Basket Level declines compared to the Starting Basket Level (or the Strike Level, if applicable) by more than the buffer amount, you will lose some or all of your investment at maturity. For notes without a buffer, if the Basket Return is negative, you will lose some or all of your investment at maturity.

The Basket Return for the notes will not be adjusted for changes in exchange rates related to the U.S. dollar that might affect the the AMEX Hong Kong 30 Index, Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the KOSPI 200, the MSCI Taiwan Index or the CECEEUR Index.

        Although the stocks composing the AMEX Hong Kong 30 Index, Nikkei 225 Index, the Dow Jones EURO STOXX 50®Index, the FTSETM 100 Index, the KOSPI 200, and the MSCI Taiwan Index are traded in currencies other than U.S. dollars and the closing prices of the stocks composing the CECEEUR Index are converted into euros, and the notes, which are linked to the Basket Indices, are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and the euro, in the case of the CECEEUR Index, and each of

PS-9

the currencies in which the stocks composing the AMEX Hong Kong 30 Index, Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the KOSPI 200, and the MSCI Taiwan Index are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Basket Return for the notes. The amount we pay in respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in “Description of Notes — Payment at Maturity.”

The notes are subject to currency exchange risk.

        Because the prices of the stocks composing the S&P BRIC 40 Index are converted into dollars for the purposes of calculating the value of the S&P BRIC 40 Index, and the prices of the stocks composing the CECEEUR Index are converted into euros for purposes of calculating the value of the CECEEUR Index, holders of the notes will be exposed to currency exchange rate risk with respect to each of the countries represented in the S&P BRIC 40 Index and the CECEEUR Index. An investor’s net exposure will depend on the extent to which the currencies of the stocks composing the S&P BRIC 40 Index strengthen or weaken against the U.S. dollar and the extent to which the currencies of the stocks composing the CECEEUR Index strengthen or weaken against the euro. If, taking into account such weighting, the U.S. dollar or the euro strengthens against the respective component currencies, the value of the applicable Basket Index will be adversely affected and the payment at maturity of the notes may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;
•	existing and expected interest rate levels;
•	the balance of payments; and
•	the extent of governmental surpluses or deficits in the component countries and the United States of America.

        All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance. See also “The S&P BRIC 40 Index — The S&P BRIC 40 Index is Subject to Currency Exchange Risk”and “The CECEEUR Index — The CECEEUR Index is Subject to Currency Exchange Risk.”

Changes in the volatility of exchange rates, and the correlation between those rates and the levels of the S&P BRIC 40 Index and the CECEEUR Index are likely to affect the market value of the notes.

        The exchange rate between the U.S. dollar and each of the currencies in which the stocks composing the S&P BRIC 40 Index are denominated or the exchange rate between the euro and each of the currencies in which the stocks composing the CECEEUR Index are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies – the particular currency in which a stock included in the S&P BRIC 40 Index or the CECEEUR Index is denominated and the U.S. dollar or the euro, respectively. This exchange rate reflects the amount of the particular currency in which a security in the S&P BRIC 40 Index or the CECEEUR Index is denominated that can be purchased for one U.S. dollar or one euro respectively and thus increases when the U.S. dollar or the euro, as applicable, appreciates relative to the particular currency upon which a security in the S&P BRIC 40 Index or the CECEEUR Index is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the stocks composing the S&P BRIC 40 Index are denominated and the volatility of the exchange rate between the euro and each of the currencies in which the stocks composing the CECEEUR Index are denominated refer to the size and frequency of that exchange rate.

PS-10

        Because the S&P BRIC 40 Index and the CECEEUR Index are calculated, in part, by converting the closing prices of the stocks underlying the S&P BRIC 40 Index and the CECEEUR Index into U.S. dollars and euro, respectively, the volatility of the exchange rate between the U.S. dollar or the euro, as applicable, and each of the currencies in which the stocks underlying the S&P BRIC 40 and the CECEEUR Index are denominated could affect the market value of the notes.

        The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the stocks composing the S&P BRIC 40 Index are denominated or the exchange rate between the euro and each of the currencies in which the stocks composing the CECEEUR Index are denominated and the level of the S&P BRIC 40 Index and the CECEEUR Index, respectively, refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the level of the S&P BRIC 40 Index or the CECEEUR Index, as applicable. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the stocks composing the S&P BRIC 40 Index are denominated or the exchange rate between the euro and each of the currencies in which the stocks composing the CECEEUR Index are denominated and the percentage changes in the level of the S&P BRIC 40 Index or the CECEEUR Index, respectively, could affect the value of the notes.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

        While the payment at maturity will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which J.P. Morgan Securities Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by J.P. Morgan Securities Inc., as a result of such compensation or other transaction costs.

AMEX may adjust the AMEX Hong Kong 30 Index in a way that affects its level, and AMEX has no obligation to consider your interests.

        The American Stock Exchange (“AMEX”), the publisher of the AMEX Hong Kong 30 Index, is responsible for calculating and maintaining the AMEX Hong Kong 30 Index. AMEX can add, delete or substitute the stocks underlying the AMEX Hong Kong 30 Index or make other methodological changes that could change the level of the AMEX Hong Kong 30 Index. You should realize that the changing of companies included in the AMEX Hong Kong 30 Index may affect the AMEX Hong Kong 30 Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, AMEX may alter, discontinue or suspend calculation or dissemination of the AMEX Hong Kong 30 Index. Any of these actions could adversely affect the value of the notes. AMEX has no obligation to consider your interests in calculating or revising the AMEX Hong Kong 30 Index. See “The AMEX Hong Kong 30 Index.”

NKS may adjust the Nikkei 225 Index in a way that affects its level, and NKS has no obligation to consider your interests.

        Nihon Keizai Shimbun, Inc. (“NKS”) is responsible for calculating and maintaining the Nikkei 225 Index. NKS can add, delete or substitute the stocks underlying the Nikkei 225 Index or make other methodological changes that could change the level of the Nikkei 225 Index. You should realize that the changing of companies included in the Nikkei 225 Index may affect the Nikkei 225 Index as a

PS-11

newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, NKS may alter, discontinue or suspend calculation or dissemination of the Nikkei 225 Index. Any of these actions could adversely affect the value of the notes. NKS has no obligation to consider your interests in calculating or revising the Nikkei 225 Index. See “The Nikkei 225 Index.”

STOXX Limited may adjust the Dow Jones EURO STOXX 50® Index in a way that affects its level, and STOXX Limited has no obligation to consider your interests.

        STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company and SWX Swiss Exchange, is responsible for calculating and maintaining the Dow Jones EURO STOXX 50® Index. STOXX Limited can add, delete or substitute the stocks underlying the Dow Jones EURO STOXX 50® Index or make other methodological changes that could change the level of the Dow Jones EURO STOXX 50® Index. You should realize that the changing of companies included in the Dow Jones EURO STOXX 50® Index may affect the Dow Jones EURO STOXX 50® Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, STOXX Limited may alter, discontinue or suspend calculation or dissemination of the Dow Jones EURO STOXX 50® Index. Any of these actions could adversely affect the value of the notes. STOXX Limited has no obligation to consider your interests in calculating or revising the Dow Jones EURO STOXX 50® Index. See “The Dow Jones EURO STOXX 50® Index.”

FTSE International Limited may adjust the FTSETM 100 Index in a way that affects its level, and FTSE has no obligation to consider your interests.

        FTSE International Limited (“FTSE”) is responsible for calculating and maintaining the FTSETM 100 Index. FTSE can add, delete or substitute the stocks underlying the FTSETM 100 Index or make other methodological changes that could change the level of the FTSETM 100 Index. You should realize that the changing of companies included in the FTSETM 100 Index may affect the FTSETM 100 Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, FTSE may alter, discontinue or suspend calculation or dissemination of the FTSETM 100 Index. Any of these actions could adversely affect the value of the notes. FTSE has no obligation to consider your interests in calculating or revising the FTSETM 100 Index. See “FTSETM 100 Index.”

S&P may adjust the S&P BRIC 40 Index in a way that affects its level, and S&P has no obligation to consider your interests.

        Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), is responsible for calculating and maintaining the S&P BRIC 40 Index. S&P can add, delete or substitute the stocks underlying the S&P BRIC 40 Index or make other methodological changes that could change the level of the Index. You should realize that the changing of companies included in the S&P BRIC 40 Index may affect the S&P BRIC 40 Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, S&P may alter, discontinue or suspend calculation or dissemination of the S&P BRIC 40 Index. Any of these actions could adversely affect the value of the notes. S&P has no obligation to consider your interests in calculating or revising the S&P BRIC 40 Index. See “The S&P BRIC 40 Index.”

Wiener Borse may adjust the CECEEUR Index in a way that affects its level, and Wiener Borse has no obligation to consider your interests.

        Wiener Borse AG (“Wiener Borse”) is responsible for calculating and maintaining the CECEEUR Index. Wiener Borse can add, delete or substitute the stocks underlying the CECEEUR Index or make other methodological changes that could change the level of the CECEEUR Index. You should realize that the changing of companies included in the CECEEUR Index may affect the CECEEUR Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, Wiener Borse may alter, discontinue or suspend calculation or dissemination of

PS-12

the CECEEUR Index. Any of these actions could adversely affect the value of the notes. Wiener Borse has no obligation to consider your interests in calculating or revising the CECEEUR Index. See “The CECEEUR Index.”

Korea Exchange may adjust the KOSPI 200 in a way that affects its level, and Korea Exchange has no obligation to consider your interests.

        Korea Exchange (“KRX”), the publisher of the KOSPI 200, is responsible for calculating and maintaining the KOSPI 200. KRX can add, delete or substitute the stocks underlying the KOSPI 200 or make other methodological changes that could change the level of the KOSPI 200. You should realize that the changing of companies included in the KOSPI 200 may affect the KOSPI 200 as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, KRX may discontinue or suspend calculation or dissemination of the KOSPI 200. Any of these actions could adversely affect the value of the notes. KRX has no obligation to consider your interests in calculating or revising the KOSPI 200. See “The Korea Stock Price Index 200.”

MSCI may adjust the MSCI Taiwan Index in a way that affects its level, and MSCI has no obligation to consider your interests.

        Morgan Stanley Capital International Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI Taiwan Index. MSCI can add, delete or substitute the stocks underlying the MSCI Taiwan Index or make other methodological changes that could change the level of the MSCI Taiwan Index. You should realize that the changing of companies included in the MSCI Taiwan Index may affect the MSCI Taiwan Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, MSCI may alter, discontinue or suspend calculation or dissemination of the MSCI Taiwan Index. Any of these actions could adversely affect the value of the notes. MSCI has no obligation to consider your interests in calculating or revising the MSCI Taiwan Index. See “The MSCI Taiwan Index.”

Changes that affect the calculation of the GSCI® Excess Return will affect the market value of the notes and the amount you will receive at maturity.

        The policies of Goldman, Sachs & Co. concerning the methodology and calculation of the GSCI® Excess Return, additions, deletions or substitutions of the commodities composing the Index or exchange-traded futures contracts on such commodities could affect the Index and, therefore, could affect the amount payable on the notes at maturity and the market value of the notes prior to maturity. The amount payable on the notes and their market value could also be affected if Goldman, Sachs & Co., in its sole discretion, changes these policies, for example, by changing the methodology for compiling and calculating the GSCI® Excess Return, or if Goldman, Sachs & Co. discontinues or suspends calculation or publication of the Index, in which case it may become difficult to determine the market value of the notes. Any of these actions could adversely affect the value of the notes. Goldman Sachs & Co. has no obligation to consider your interests in calculating or revising the GSCI® Excess Return. See “The Goldman Sachs Commodity Index® Excess Return.”

Commodity prices are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the GSCI® Excess Return.

        Market prices of the commodity futures contracts underlying the GSCI® Excess Return tend to be highly volatile and may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; governmental programs and policies, national and international monetary, trade, political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. Many commodities are also highly cyclical. These factors may affect the level of the GSCI® Excess Return in varying ways, and different factors may cause the value of different commodities included in the GSCI® Excess Return, and the commodity futures contracts or their prices,

PS-13

to move in inconsistent directions at inconsistent rates. This, in turn, may affect the Basket Return and the value of the notes.

Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the level of the GSCI® Excess Return, and therefore the value of the notes.

        The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in options futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the GSCI® Excess Return and, therefore, the value of the notes.

Higher future prices of the commodity futures contracts underlying the GSCI® Excess Return relative to their current prices may affect the level of GSCI® Excess Return and the value of the notes.

        The GSCI® Excess Return is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that compose the GSCI® Excess Return approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While many of the contracts included in the GSCI® Excess Return have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain commodities, such as gold, have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the value of the GSCI® Excess Return and the value of notes.

Some of the commodities underlying the GSCI® Excess Return will be subject to pronounced risks of pricing volatility.

        As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities, like those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts are rolled forward every month. Contracts based on certain other commodities, most notably agricultural and livestock products, tend to have only a few contract months each year that trade with substantial liquidity. Thus, these commodities, with related futures contracts that expire infrequently, roll forward less frequently than every month, and can have further pronounced pricing volatility during extended periods of low liquidity. In respect of sub-indices that represent energy, it should be noted that due to the significant level of its continuous consumption, limited reserves, and oil cartel controls, energy commodities are subject to rapid price increases in the event of perceived or actual shortages.

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Dow Jones & Company (“Dow Jones”) may adjust the Dow Jones U.S. Real Estate Index in a way that affects its level, and Dow Jones has no obligation to consider your interests.

        Dow Jones is responsible for calculating and maintaining the Dow Jones U.S.Real Estate Index. Dow Jones can add, delete or substitute the stocks underlying the Dow Jones U.S. Real Estate Index or make other methodological changes that could change the level of the Index. You should realize that the changing of companies included in the Dow Jones U.S. Real Estate Index may affect the Dow Jones U.S. Real Estate Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, Dow Jones may alter, discontinue or suspend calculation or dissemination of the Dow Jones U.S. Real Estate Index. Any of these actions could adversely affect the value of the notes. Dow Jones has no obligation to consider your interests in calculating orrevising the Dow Jones U.S. Real Estate Index. See “The Dow Jones U.S. Real Estate Index.”

The real estate industry is significantly affected by factors in general and local economic conditions and real estate markets as well as by natural disasters and geopolitical events, any of which could affect the ability of the companies whose stocks are included in the Index to conduct their businesses profitably.

        The real estate industry is cyclical and has from time to time experienced significant difficulties. The prices of the stocks included in the Dow Jones U.S. Real Estate Index and, in turn, the level of the Dow Jones U.S. Real Estate Index will be affected by a number of factors that may either offset or magnify each other, including:

•	employment levels and job growth;
•	the availability of financing for real estate;
•	interest rates;
•	consumer confidence;
•	the availability of suitable undeveloped land;
•	federal, state and local laws and regulations concerning the development of land, construction, home and commercial real estate sales, financing and environmental protection; and
•	competition among companies which engage in the real estate business.

        The difficulties described above could cause a downturn in the real estate industry generally or regionally and could cause the value of the stocks included in the Dow Jones U.S. Real Estate Index and the level of the Dow Jones U.S. Real Estate Index to decline or remain flat during the term of the notes.

Real Estate Investment Trusts are subject to similar risks associated with investment in real estate.

        The Dow Jones U.S. Real Estate Index is composed of a variety of real estate related stocks including real estate investment trusts (“REITs”). REITs invest primarily in income producing real estate or real estate related loans or interests. Investments in REITs, though not direct investments in real estate, are still subject to the risks associated with investing in real estate. The following are some of the conditions that might impact the structure of and cash flow generated by REITs and, consequently, the value of REITs and, in turn, the Dow Jones U.S. Real Estate Index:

•	a decline in the value of real estate properties;
•	extended vacancies of properties;
•	increases in property and operating taxes;
•	increased competition or overbuilding;

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•	a lack of available mortgage funds or other limits on accessing capital;
•	tenant bankruptcies and other credit problems;
•	limitation on rents, including decreases in market rates for rents;
•	changes in zoning laws and governmental regulations;
•	costs resulting from the clean-up of, and legal liability to third parties for damages resulting from environmental problems;
•	investments in developments that are not completed or that are subject to delays in completion;
•	risks associated with borrowing;
•	changes in interest rates;
•	casualty and condemnation losses; and
•	uninsured damages from floods, earthquakes or other natural disasters.

        The factors above may either offset or magnify each other. To the extent that any of these conditions occur, they may negatively impact a REIT’s cash flow and cause a decline in the share price of a REIT, and, consequently, the Dow Jones U.S. Real Estate Index. In addition, some REITs have relatively small market capitalization, which can increase the volatility of the market price of securities issued by those REITs. Furthermore, REITs are dependent upon specialized management skills, have limited diversification and are, as a result, subject to risks inherent in operating and financing a limited number of projects. To the extent that such risks increase the volatility of the market price of securities issued by REITs, they may also, consequently, increase the volatility of the Dow Jones U.S. Real Estate Index.

GSCI® Excess Return calculation disruption events may require an adjustment to the calculation of the GSCI® Excess Return.

        At any time during the term of the notes, the daily calculation of the GSCI® Excess Return may be adjusted in the event that Goldman, Sachs & Co., the publisher of the GSCI® Excess Return, determines that any of the following GSCI® Excess Return calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the GSCI® Excess Return on that day; the settlement price of any futures contract used in the calculation of the GSCI® Excess Return reflects the maximum permitted price change from the previous day’s settlement price; or the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the GSCI® Excess Return. Any such GSCI® Excess Return calculation disruption events may have an adverse impact on the value of the GSCI® Excess Return or the manner in which it is calculated.

Goldman, Sachs & Co. may be required to replace a contract underlying the GSCI® Excess Return if the existing futures contract is terminated or replaced.

        A futures contract known as a “Designated Contract” has been selected as the reference contract for each underlying physical commodity included in the GSCI® Excess Return. Data concerning this Designated Contract will be used to calculate the GSCI® Excess Return. The termination or replacement of a futures contract on an established exchange occurs infrequently; however, if one or more Designated Contracts were to be terminated or replaced by an exchange, a comparable futures contract would be selected by the Policy Committee, if available, to replace each such Designated Contract. The termination or replacement of any Designated Contract may have an adverse impact on the value of the GSCI® Excess Return.

PS-16

We are not affiliated with any company included in the Basket.

        We are not affiliated with any of the companies whose stock is represented in the Basket Indices. As a result, we will have no ability to control the actions of such companies, including actions that could affect the value of the stocks underlying the Basket Indices or your notes. None of the money you pay us will go to AMEX, NKS, STOXX Limited, FTSE, S&P, Wiener Borse, Dow Jones, MSCI, or Korea Exchange or any of the companies included in the Basket and none of those companies will be involved in the offering of the notes in any way. They will not have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

We or our affiliates may have adverse economic interests to the holders of the notes.

        J.P. Morgan Securities Inc. and other affiliates of ours trade the stocks underlying the Basket Indices and other financial instruments related to the Basket Indices and their component stocks and futures contracts and options on futures contracts related to the commodities underlying the GSCI® Excess Return on a regular basis, for their accounts and for other accounts under their management. J.P. Morgan Securities Inc. and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, the GSCI® Excess Return or the Dow Jones U.S. Real Estate Index. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, the GSCI® Excess Return or the Dow Jones U.S. Real Estate Index and, accordingly, could affect the value of the notes and the amount payable to you at maturity, if any.

        We or our affiliates may currently or from time to time engage in business with companies whose stock is included in the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, or the Dow Jones U.S. Real Estate Index, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about companies whose stock is included in the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, or the Dow Jones U.S. Real Estate Index. Any prospective purchaser of notes should undertake an independent investigation of each company whose stock is included in the Basket Indices as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

        Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, the GSCI® Excess Return and/or the Dow Jones U.S. Real Estate Index, the stocks that compose the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, and/or the Dow Jones U.S. Real Estate Index or the futures contracts or the commodities underlying the GSCI® Excess Return. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

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        In the course of our business, we or our affiliates may acquire non-public information about the GSCI®Excess Return, and the futures contracts and commodities underlying the GSCI® Excess Return, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the GSCI® Excess Return, or the commodities underlying the GSCI® Excess Return. Any prospective purchaser of notes should undertake an independent investigation of the GSCI® Excess Return, the futures contracts and commodities underlying the GSCI® Excess Return as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

        We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

        We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the stocks composing the S&P BRIC 40 Index and the CECEEUR Index are denominated. These trading activities could potentially affect the exchange rates with respect to such currencies and, because currency exchange rate calculations are involved in the calculation of the closing levels of the S&P BRIC 40 Index and the CECEEUR Index, could affect the closing levels of the S&P BRIC 40 Index and the CECEEUR Index and, accordingly, the value of the notes.

        In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to future currency exchange rate movements and any prospective purchaser of notes should undertake an independent investigation of the currencies in which stocks composing the S&P BRIC 40 Index and the CECEEUR Index are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

        J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Ending Basket Level, the Strike Level, if applicable, the Basket Return, the amount, if any, we will pay you at maturity and the Basket Closing Level, including the AMEX Hong Kong Return, the AMEX Hong Kong Closing Level, the Nikkei Return, the Nikkei Closing Level, the EURO STOXX Return, the EURO STOXX Closing Level, the FTSE Return, the FTSE Closing Level,t he BRIC Return, the BRIC Closing Level, the CECEEUR Return, the CECEEUR Closing Level, the KOSPI 200 Return, the KOSPI 200 Closing Level, the MSCI Taiwan Return, the MSCI Taiwan Closing Level, the GSCI Return, the GSCI Closing Level, the Dow Jones U.S. Real Estate Return, and the Dow Jones U.S. Real Estate Closing Level. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether any of the Basket Indices have been discontinued and whether there has been a material change in the method of calculation of any of the Basket Indices. In performing these duties, J.P. Morgan Securities Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where J.P. Morgan Securities Inc., as the calculation agent, is entitled to exercise discretion.

Trading and other transactions by us or our affiliates in the commodities underlying the GSCI® Excess Return, futures, options, exchange-traded funds or other derivative products on commodities underlying the GSCI® Excess Return or the GSCI® Excess Return may impair the market value of the notes.

        As described below under “Use of Proceeds,” we or our affiliates may hedge our obligations under the notes by purchasing commodities underlying the GSCI® Excess Return, futures, or options on commodities underlyng the GSCI® Excess Return or the GSCI® Excess Return, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of

PS-18

commodities underlying the GSCI® Excess Return or the GSCI® Excess Return, and we may adjust these hedges by, among other things, purchasing or selling commodities underlying the GSCI® Excess Return, futures, options or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities or other hedging and investment activities of ours may adversely affect the market price of commodities underlying the GSCI® Excess Return and the level of the GSCI® Excess Return and, therefore, the market value of the notes. It is possible that we and our affiliates could receive substantial returns from these hedging activities while the market value of the notes declines.

Market disruptions may adversely affect your return.

        The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Basket Closing Level or the Basket Return on any Basket Valuation Date and calculating the amount that we are required to pay you, if any, at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Basket Valuation Dates and the maturity date will be postponed and your return will be adversely affected. See “General Terms of the Notes — Market Disruption Events.”

Trading and other transactions by Goldman, Sachs & Co. in the futures contracts constituting the GSCI® Excess Return and the underlying commodities may affect the value of the GSCI® Excess Return.

        Goldman, Sachs & Co. and its affiliates actively trade futures contracts and options on futures contracts on the commodities underlying the GSCI® Excess Return. Goldman, Sachs & Co. and its affiliates also actively enter into or trade and market securities, swaps, options, derivatives, and related instruments that are linked to the performance of the GSCI® Excess Return or the futures contracts or commodities underlying the GSCI® Excess Return. Certain of Goldman, Sachs & Co.’s affiliates may underwrite or issue other securities or financial instruments indexed to the GSCI® Excess Return and related indices, and Goldman, Sachs & Co. and certain of its affiliates may license the GSCI® Excess Return for publication or for use by unaffiliated third parties.

        These activities could present conflicts of interest and could affect the value of the GSCI® Excess Return. For instance, a market maker in a financial instrument linked to the performance of the GSCI® Excess Return may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying GSCI® Excess Return components in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts included in the GSCI® Excess Return, which in turn may affect the value of the GSCI® Excess Return. With respect to any of the activities described above, neither Goldman, Sachs & Co. nor its affiliates have any obligation to take the needs of any buyers, sellers or holders of the notes into consideration at any time.

The tax consequences of an investment in the notes are unclear.

        There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. No assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described in “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes could differ materially from our description herein. Non-U.S. Holders should note that they may be withheld upon at a rate of 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements. You are urged to review carefully the section entitled “Certain U.S. Federal Income Tax

PS-19

Consequences” in this product supplement no. 54-I and consult your tax adviser regarding your particular circumstances.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

        If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

An investment in the notes is subject to risks associated with non-U.S. securities markets.

        The stocks that compose the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50®Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, and the MSCI Taiwan Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

        The prices of securities in non-U.S. jurisdictions such as in Hong Kong, Japan, Europe, Brazil, India, Russia, China, the Czech Republic, Hungary, Poland, Korea and Taiwan may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

        The Basket Indices include stocks of companies incorporated in Hong Kong, Japan, Europe, Brazil, India, Russia, China, the Czech Republic, Hungary, Poland, Korea and Taiwan. Each of these countries has its own risks and special circumstances which may positively or negatively impact the underlying companies represented by the Basket Indices, and, therefore, the value of your notes.

PS-20

USE OF PROCEEDS

        Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes which commissions include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

        On or prior to the date of the relevant terms supplement we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, the GSCI® Excess Return and/or the Dow Jones U.S. Real Estate Index; the stocks, commodities, or futures contracts underlying the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, the GSCI® Excess Return and/or the Dow Jones U.S. Real Estate Index, or instruments whose value is derived from the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, the GSCI® Excess Return and/or the Dow Jones U.S. Real Estate Index or their underlying stocks, commodities or futures contracts. While we cannot predict an outcome, such hedging activity or other hedging and investment activities of ours could potentially increase the level of the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, the GSCI® Excess Return or the Dow Jones U.S. Real Estate Index, and, therefore, effectively establish a higher level that the relevant Basket Index must achieve for you to obtain a return on your investment or avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, the GSCI® Excess Return and/or the Dow Jones U.S. Real Estate Index, the stocks, commodities, or futures contracts underlying the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, the GSCI® Excess Return and/or the Dow Jones U.S. Real Estate Index or instruments whose value is derived from the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, the GSCI® Excess Return and/or the Dow Jones U.S. Real Estate Index or their underlying stocks, commodities, or futures contracts. Although we have no reason to believe that any of these activities will have a material impact on the level of the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, the GSCI® Excess Return or the Dow Jones U.S. Real Estate Index or the value of the notes, we cannot assure you that these activities will not have such an effect.

        We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

PS-21

THE AMEX HONG KONG 30 INDEX

        All information regarding the AMEX Hong Kong 30 Index (“AMEX Hong Kong 30 Index”) set forth in this product supplement, including, without limitation, its make-up, method of calculation, and changes in its components, has been derived from publicly available information. Such information reflects the policies of, and is subject to change by, the American Stock Exchange LLC (“AMEX” or the “American Stock Exchange”). The AMEX Hong Kong 30 Index is calculated, maintained and published by the American Stock Exchange. We make no representation or warranty as to the accuracy or completeness of such information.

        The AMEX Hong Kong 30 Index is reported by Bloomberg Financial Markets under the ticker symbol “HKX.”

AMEX Hong Kong 30 Index Composition and Maintenance

        The AMEX Hong Kong 30 Index is a capitalization weighted stock index that measures the market value performance (share price times the number of shares outstanding) of selected stocks listed on The Stock Exchange of Hong Kong Ltd. (the “HKSE”). The AMEX Hong Kong 30 Index currently is based on the capitalization of 30 stocks actively traded on the HKSE and is designed to represent a substantial segment of the Hong Kong stock market. The primary trading market for all of these stocks is either Hong Kong or London. Sectors comprising the AMEX Hong Kong 30 Index consist primarily of finance, property development, utilities and conglomerates, and also includes hotel/leisure, property investment, airlines and transportation.

        The AMEX Hong Kong 30 Index will contain at least 30 stocks at all times. In addition, the stocks must meet certain listing and maintenance standards as discussed below. The American Stock Exchange may change the composition of the AMEX Hong Kong 30 Index at any time in order to more accurately reflect the composition and track the movement of the Hong Kong stock market. Any replacement stock must also meet the stock listing and maintenance standards as discussed below. Further, the American Stock Exchange may replace stocks in the event of certain corporate events, such as takeovers or mergers, that change the nature of the security. The American Stock Exchange selects stocks composing the AMEX Hong Kong 30 Index on the basis of their market weight, trading liquidity and representation of the business industries reflected on the HKSE. The American Stock Exchange requires that each stock be one issued by an entity with major business interests in Hong Kong, be listed for trading on the HKSE and have its primary trading market located in a country with which the American Stock Exchange has an effective surveillance sharing agreement. The American Stock Exchange will remove any stock failing to meet the above listing and maintenance criteria within 30 days after such failure occurs. Additional qualification criteria for the inclusion and maintenance of stocks include the following standards: all stocks selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, (1) an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior 6-month period, of at least H.K.$3,000,000,000; (2) an average daily closing price, measured over the prior 6-month period, not lower than H.K.$2.50; (3) an average daily trading volume, measured over the prior 6-month period, of more than 1,000,000 shares per day, although up to, but no more than, three stocks may have an average daily trading volume, measured over the prior 6-month period, of less than 1,000,000 shares per day, but in no event less than 500,000 shares per day; and (4) a minimum “free float” value (total freely tradable outstanding shares minus insider holdings), based on a monthly average measured over the prior 3-month period, of U.S.$238,000,000, although up to, but no more than, three stocks may have a free float value of less than U.S.$238,000,000 but in no event less than U.S.$150,000,000, measured over the same period.

        The American Stock Exchange reviews and applies the above qualification criteria relating to the stocks comprising the AMEX Hong Kong 30 Index on a quarterly basis, conducted on the last business day in January, April, July and October. Any stock failing to meet the above listing and maintenance criteria will be reviewed on the second Friday of the second month following the quarterly review to

PS-22

again determine compliance with the above criteria. Any stock failing this second review will be replaced by a “qualified” stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a business day in The City of New York, the replacement will be effective at the close of business on the first preceding business day in The City of New York. The American Stock Exchange will notify its membership immediately after it determines to replace a stock.

AMEX Hong Kong 30 Index Calculation

        The AMEX Hong Kong 30 Index is a capitalization-weighted index. A company’s market capitalization is calculated by multiplying the number of shares outstanding by the company’s current share price (in Hong Kong dollars). For valuation purposes, one AMEX Hong Kong 30 Index unit (1.0) is assigned a fixed value of one U.S. dollar. The AMEX Hong Kong 30 Index measures the average changes in price of the stocks comprising the AMEX Hong Kong 30 Index, weighted according to the respective market capitalizations, so that the effect of a percentage price change in a stock will be greater the larger the stock’s market capitalization. The AMEX Hong Kong 30 Index was established by the American Stock Exchange on June 25, 1993, on which date the AMEX Hong Kong 30 Index value was set at 350.00.

        The AMEX Hong Kong 30 Index is calculated by (i) aggregating the market capitalization of each stock comprising the AMEX Hong Kong 30 Index and (ii) dividing such sum by an adjusted base market capitalization or divisor. On June 25, 1993, the market value of the underlying stocks was approximately H.K.$1,152,829,149,500 and the divisor used to calculate the AMEX Hong Kong 30 Index was 3,293,797,570. The American Stock Exchange selected that particular divisor number in order, among other things, to ensure that the AMEX Hong Kong 30 Index was set at a general price level consistent with other well recognized stock market indices. The divisor is subject to periodic adjustments as set forth below. The AMEX Hong Kong 30 Index is calculated once each day by the American Stock Exchange based on the most recent official closing prices of each of the stocks comprising the AMEX Hong Kong 30 Index reported by the HKSE. Pricing of the AMEX Hong Kong 30 Index is disseminated before the opening of trading via the Consolidated Tape Authority Network-B and continuously during each business day in The City of New York. The dissemination value, however, will remain the same throughout the trading day because the trading hours of the HKSE do not overlap with trading hours in The City of New York. Accordingly, updated price information will be unavailable.

        In order to maintain continuity in the level of the AMEX Hong Kong 30 Index in the event of certain changes due to non-market factors affecting the stocks comprising the AMEX Hong Kong 30 Index, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits, distributions of assets to stockholders or other capitalization events, the divisor used in calculating the AMEX Hong Kong 30 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the AMEX Hong Kong 30 Index and in order that the value of the AMEX Hong Kong 30 Index immediately after such change will equal the level of the AMEX Hong Kong 30 Index immediately prior to the change. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. Nevertheless, changes in the identities and characteristics of the stocks comprising the AMEX Hong Kong 30 Index may significantly affect the behavior of the AMEX Hong Kong 30 Index over time.

The Stock Exchange of Hong Kong Ltd.

        Trading on The Stock Exchange of Hong Kong Ltd. (the “HKSE”) is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 3:55 p.m.

PS-23

(Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

        Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE, as of the date of this product supplement, will cease at 12:30 a.m. or 3:55 a.m., Eastern Daylight Savings Time. Using the last reported closing prices of the stocks underlying the AMEX Hong Kong 30 Index on the HKSE, the closing level of the AMEX Hong Kong 30 Index on any such trading day generally will be calculated, published and disseminated by the American Stock Exchange in the United States shortly before the opening of trading on the American Stock Exchange in New York on the same calendar day.

        The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

        An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the AMEX Hong Kong 30 Index may be limited by suspension of trading of individual stocks which comprise the AMEX Hong Kong 30 Index which may, in turn, adversely affect the value of the notes.

License Agreement with the American Stock Exchange

        We have entered into an agreement with The American Stock Exchange providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the AMEX Hong Kong 30 Index, which is owned and published by AMEX, in connection with certain securities, including the notes.

        The notes are not sponsored, endorsed, sold or promoted by the AMEX (including its affiliates). The American Stock Exchange has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the notes. The American Stock Exchange makes no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the AMEX Hong Kong 30 Index to track general stock market performance. The American Stock Exchange has no relationship to JPMorgan Chase & Co. other than the licensing of the AMEX Hong

PS-24

Kong 30 Index and the related trademarks for use in connection with the notes, which index is determined, composed and calculated by the American Stock Exchange without regard to JPMorgan Chase & Co. or the notes. The American Stock Exchange has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the AMEX Hong Kong 30 Index. The American Stock Exchange is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The American Stock Exchange has no liability in connection with the administration, marketing or trading of the notes.

        The American Stock Exchange is under no obligation to continue the calculation and dissemination of the AMEX Hong Kong 30 Index and the method by which the AMEX Hong Kong 30 Index is calculated and the name “AMEX Hong Kong 30 Index” may be changed at the discretion of the American Stock Exchange. No inference should be drawn from the information contained in this product supplement that the American Stock Exchange makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the AMEX Hong Kong 30 Index to track general stock market performance. The American Stock Exchange has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the AMEX Hong Kong 30 Index. The American Stock Exchange is not responsible for, and has not participated in the determination of the timing of, prices for or quantities of, the notes or in the determination or calculation of the equation by which the notes are to be settled in cash. The American Stock Exchange has no obligation or liability in connection with the administration, marketing or trading of the notes. The use of and reference to the AMEX Hong Kong 30 Index in connection with the notes have been consented to by the American Stock Exchange.

        The American Stock Exchange disclaims all responsibility for any inaccuracies in the data on which the AMEX Hong Kong 30 Index is based, or any mistakes or errors or omissions in the calculation or dissemination of the AMEX Hong Kong 30 Index.

Discontinuation of the AMEX Hong Kong 30 Index; Alteration of Method of Calculation

        If AMEX discontinues publication of the AMEX Hong Kong 30 Index and AMEX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued AMEX Hong Kong 30 Index (such index being referred to herein as an “AMEX Hong Kong successor index”), then the AMEX Hong Kong 30 Index closing level will be determined by reference to the level of such AMEX Hong Kong successor index at the close of trading on the relevant exchange or market for the AMEX Hong Kong successor index on each relevant Basket Valuation Date or other relevant date as set forth in the relevant terms supplement.

        Upon any selection by the calculation agent of an AMEX Hong Kong successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

        If AMEX discontinues publication of the AMEX Hong Kong 30 Index prior to, and such discontinuation is continuing on a Basket Valuation Date or other relevant date or dates as set forth in the relevant terms supplement, and the calculation agent determines, in its sole discretion, that no AMEX Hong Kong successor index is available at such time, or the calculation agent has previously selected an AMEX Hong Kong successor index and publication of such AMEX Hong Kong successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date or other relevant date, then the calculation agent will determine the AMEX Hong Kong 30 Index closing level on such date. The AMEX Hong Kong 30 Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the AMEX Hong Kong 30 Index, or AMEX Hong Kong successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension

PS-25

or limitation) at the close of the principal trading session on such date of each security most recently composing the AMEX Hong Kong 30 Index or AMEX Hong Kong Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the AMEX Hong Kong 30 Index on the relevant exchange may adversely affect the value of the notes.

        If at any time the method of calculating the AMEX Hong Kong 30 Index or an AMEX Hong Kong successor index, or the level thereof, is changed in a material respect, or if the AMEX Hong Kong 30 Index or an AMEX Hong Kong successor index is in any other way modified so that the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index does not, in the opinion of the calculation agent, fairly represent the level of the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the AMEX Hong Kong Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the AMEX Hong Kong 30 Index closing level with reference to the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index, as adjusted. Accordingly, if the method of calculating the AMEX Hong Kong 30 Index or an AMEX Hong Kong successor index is modified so that the level of the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the AMEX Hong Kong 30 Index), then the calculation agent will adjust its calculation of the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index in order to arrive at a level of the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index as if there had been no such modification (e.g., as if such split had not occurred).

PS-26

THE NIKKEI 225 INDEX

        We have derived all information regarding the Nikkei 225 Index contained in this product supplement no. 54-I, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by NKS. NKS has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225 Index.

        The Nikkei 225 Index is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index currently is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the TSE representing a broad cross-section of Japanese industries. All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. NKS rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

        The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;
•	Financials — Banks, Miscellaneous Finance, Securities, Insurance;
•	Consumer Goods — Marine Products, Food, Retail, Services;
•	Materials — Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;
•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and
•	Transportation and Utilities — Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

        The Nikkei 225 Index is a modified, price-weighted index (i.e., an Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 23.154 as of October 1, 2003 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

        In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the

PS-27

new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

        A Nikkei Underlying Stock may be deleted or added by NKS. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by NKS. Upon deletion of a stock from the Nikkei Underlying Stocks, NKS will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the Nikkei Underlying Stocks. In such a case, an existing Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by NKS.

        A list of the issuers of the Nikkei Underlying Stocks constituting the Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by NKS. NKS may delete, add or substitute any stock underlying the Nikkei 225 Index. NKS first calculated and published the Nikkei 225 Index in 1970.

License Agreement with NKS

        We expect to enter into an agreement with NKS that would provide us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Nikkei 225 Index, which is owned and published by NKS, in connection with certain securities.

        We expect that the license agreement with NKS will provide that NKS will assume no obligation or responsibility for use of the Nikkei 225 Index by us or our affiliates.

Discontinuation of the Nikkei 225 Index; Alteration of Method of Calculation

        If NKS discontinues publication of the Nikkei 225 Index and NKS or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Nikkei 225 Index (such index being referred to herein as a “Nikkei successor index”), then any Nikkei 225 Index closing level will be determined by reference to the level of such Nikkei successor index at the close of trading on the TSE (2nd session) or the relevant exchange or market for the Nikkei successor index on each Basket Valuation Date or other relevant date as set forth in the relevant terms supplement.

        Upon any selection by the calculation agent of a Nikkei successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

        If NKS discontinues publication of the Nikkei 225 Index prior to, and such discontinuation is continuing on, a Basket Valuation Date or other relevant date as set forth in the terms supplement and the calculation agent determines, in its sole discretion, that no Nikkei successor index is available at such time, or the calculation agent has previously selected a Nikkei successor index and publication of such Nikkei successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date or other relevant date, then the calculation agent will determine the Nikkei 225 Index closing level for the Nikkei 225 Index for such date. The Nikkei 225 Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the Nikkei 225 Index or Nikkei successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such

PS-28

suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Nikkei 225 Index or Nikkei successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the Nikkei 225 Index on the relevant exchange may adversely affect the value of the notes.

        If at any time the method of calculating the Nikkei 225 Index or a Nikkei successor index, or the level thereof, is changed in a material respect, or if the Nikkei 225 Index or a Nikkei successor index is in any other way modified so that the Nikkei 225 Index or such Nikkei successor index does not, in the opinion of the calculation agent, fairly represent the level of the Nikkei 225 Index or such Nikkei successor index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the Nikkei 225 Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Nikkei 225 Index or such Nikkei successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Nikkei 225 Index closing level with reference to the Nikkei 225 Index or such Nikkei successor index, as adjusted. Accordingly, if the method of calculating the Nikkei 225 Index or a Nikkei successor index is modified so that the level of the Nikkei 225 Index or such Nikkei successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Nikkei 225 Index), then the calculation agent will adjust its calculation of the Nikkei 225 Index or such Nikkei successor index in order to arrive at a level of the Nikkei 225 Index or such Nikkei successor index as if there had been no such modification (e.g., as if such split had not occurred).

The Tokyo Stock Exchange

        The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

        Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

        The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225 Index, and these limitations, in turn, may adversely affect the value of the notes.

PS-29

THE DOW JONES EURO STOXX 50® INDEX

        We have derived all information contained in this product supplement no. 54-I regarding the Dow Jones EURO STOXX 50® Index (“Dow Jones EURO STOXX 50® Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. The Dow Jones EURO STOXX 50® Index is calculated, maintained and published by STOXX Limited. We make no representation or warranty as to the accuracy or completeness of such information.

        The Dow Jones EURO STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company and SWX Swiss Exchange. Publication of the Dow Jones EURO STOXX 50® Index began on February 26, 1998, based on an initial Dow Jones EURO STOXX 50® Index value of 1,000 at December 31, 1991. The Dow Jones EURO STOXX 50® Index is published in The Wall Street Journal and disseminated on the STOXX Limited website: http://www.stoxx.com, which sets forth, among other things, the country and industrial sector weightings of the securities included in the Dow Jones EURO STOXX 50® Index and updates these weightings at the end of each quarter. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement no. 54-I or any terms supplement.

Dow Jones EURO STOXX 50® Index Composition and Maintenance

        The Dow Jones EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the Dow Jones EURO STOXX® Index, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard.

        The composition of the Dow Jones EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Dow Jones EURO STOXX 50® Index are made to ensure that the Dow Jones EURO STOXX 50® Index includes the 50 market sector leaders from within the Dow Jones EURO STOXX® Index. A current list of the issuers that comprise the Dow Jones EURO STOXX 50® Index is available on the STOXX Limited website: http://www.stoxx.com. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement no. 54-I or any terms supplement.

        The free float factors for each component stock used to calculate the Dow Jones EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

        The Dow Jones EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Dow Jones EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Dow Jones EURO STOXX 50® Index Calculation

        The Dow Jones EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones EURO STOXX 50® Index value can be expressed as follows:

Index	=	free float market capitalization of the Dow Jones EURO STOXX 50® Index adjusted base date market capitalization of the Dow Jones EURO STOXX 50® Index	x	1,000

        The “free float market capitalization of the Dow Jones EURO STOXX 50® Index” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Dow Jones EURO STOXX 50® Index is being calculated.

PS-30

        The Dow Jones EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of Dow Jones EURO STOXX 50® Index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Split and reverse split: Adjusted price = closing price * A/B New number of shares = old number of shares * B/A Divisor: no change	(2) Rights offering: Adjusted price = (closing price * A + subscription price * B) / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: increases
(3) Stock dividend: Adjusted price = closing price * A / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: no change	(4) Stock dividend of another company: Adjusted price = (closing price * A – price of other company * B) / A Divisor: decreases

(5) Return of capital and share consideration:

Adjusted price = (closing price – dividend announced
                         by company * (1 – withholding tax))
                         * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(6) Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of
                         shares ) – (tender price * number of
                         tendered shares)) / (old number of
                         shares – number of tendered shares)

New number of shares = old number of shares –                                     number of tendered shares

Divisor: decreases

(7) Spin-off: Adjusted price = (closing price * A – price of spun-off shares *B) / A Divisor: decreases

(8) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held
If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price * A + subscription price *
                         C * (1 + B / A)) / ((A + B) * ( 1 + C / A))

New number of shares = old number of shares *
                                        ((A + B) * (1 + C / A)) / A

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price * A + subscription
                         price * C) / ((A + C) * (1 + B / A))

New number of shares = old number of shares *
                                        ((A + C) * (1 + B / A))

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B + C) / A

Divisor: increases

PS-31

License Agreement with STOXX Limited

        We have entered into an agreement with STOXX Limited providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Dow Jones EURO STOXX 50® Index, which is owned and published by STOXX Limited, in connection with certain securities, including the notes.

        The notes are not sponsored, endorsed, sold or promoted by STOXX Limited (including its affiliates) (collectively referred to as “STOXX Limited”). STOXX Limited has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the notes. STOXX Limited makes no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the EURO STOXX 50® Index to track general stock market performance. STOXX Limited has no relationship to JPMorgan Chase other than the licensing of the Dow Jones EURO STOXX 50® Index and the related trademarks for use in connection with the notes, which index is determined, composed and calculated by STOXX Limited without regard to JPMorgan Chase or the notes. STOXX Limited has no obligation to take the needs of JPMorgan Chase or the owners of the notes into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50® Index. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. STOXX Limited has no liability in connection with the administration, marketing or trading of the notes.

        STOXX LIMITED DOES NOT GUARANTY THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN JPMORGAN CHASE AND STOXX LIMITED IS SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE NOTES OR ANY THIRD PARTIES.

        THE DOW JONES EURO STOXX 50® INDEX AND STOXX® ARE THE INTELLECTUAL PROPERTY (INCLUDING REGISTERED TRADEMARKS) OF STOXX LIMITED, ZURICH, SWITZERLAND AND/OR DOW JONES & COMPANY, INC., A DELAWARE CORPORATION, NEW YORK, USA (THE “LICENSORS”), AND HAVE BEEN LICENSED FOR CERTAIN PURPOSES BY JPMORGAN CHASE. THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE LICENSORS, NEITHER OF THE LICENSORS SHALL HAVE ANY LIABILITY WITH RESPECT THERETO, AND THE LICENSORS MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES.

Discontinuation of the Dow Jones EURO STOXX 50® Index; Alteration of Method of Calculation

        If STOXX Limited discontinues publication of the Dow Jones EURO STOXX 50® Index and STOXX Limited or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Dow Jones EURO STOXX 50® Index (such index being referred to herein as a “EURO STOXX successor index”), then any Dow Jones EURO STOXX 50® Index closing level will be determined by reference to the level of such EURO STOXX successor index at the close of trading on the relevant exchange or market for the EURO STOXX successor index on each Basket Valuation Date or other relevant date as set forth in the relevant terms supplement.

PS-32

        Upon any selection by the calculation agent of a EURO STOXX successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

        If STOXX Limited discontinues publication of the Dow Jones EURO STOXX 50® Index prior to, and such discontinuation is continuing on, a Basket Valuation Date or other relevant date as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no EURO STOXX successor index is available at such time, or the calculation agent has previously selected a EURO STOXX successor index and publication of such EURO STOXX successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date or other relevant date, then the calculation agent will determine the Dow Jones EURO STOXX 50® Index closing level for such date. The Dow Jones EURO STOXX 50® Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the Dow Jones EURO STOXX 50® Index or EURO STOXX successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Dow Jones EURO STOXX 50® Index or EURO STOXX successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the Dow Jones EURO STOXX 50® Index or EURO STOXX successor index, as applicable, on the relevant exchange may adversely affect the value of the notes.

        If at any time the method of calculating the Dow Jones EURO STOXX 50® Index or a EURO STOXX successor index, or the level thereof, is changed in a material respect, or if the Dow Jones EURO STOXX 50® Index or a EURO STOXX successor index is in any other way modified so that the Dow Jones EURO STOXX 50® Index or such EURO STOXX successor index does not, in the opinion of the calculation agent, fairly represent the level of the Dow Jones EURO STOXX 50® Index or such EURO STOXX successor index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the Dow Jones EURO STOXX 50® Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Dow Jones EURO STOXX 50® Index or such EURO STOXX successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Dow Jones EURO STOXX 50® Index closing level with reference to the Dow Jones EURO STOXX 50® Index or such EURO STOXX successor index, as adjusted. Accordingly, if the method of calculating the Dow Jones EURO STOXX 50® Index or a EURO STOXX successor index is modified so that the level of the Dow Jones EURO STOXX 50® Index or such EURO STOXX successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Dow Jones EURO STOXX 50® Index), then the calculation agent will adjust its calculation of the Dow Jones EURO STOXX 50® Index or such EURO STOXX successor index in order to arrive at a level of the Dow Jones EURO STOXX 50® Index or such EURO STOXX successor index as if there had been no such modification (e.g., as if such split had not occurred).

PS-33

THE FTSETM 100 INDEX

        All information regarding the FTSETM 100 Index set forth herein, including, without limitation, its make-up, method of calculation, and changes in its components, has been derived from publicly available information.

        The FTSETM 100 Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE”), a company owned equally by the London Stock Exchange (the “LSE”) and the Financial Times, in association with the Institute and the Faculty of Actuaries. The FTSETM 100 Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. Publication of the FTSETM 100 Index began in February 1984.

        The FTSETM 100 Index is calculated by (i) multiplying the per share price of each stock included in the FTSETM100 Index by the number of outstanding shares, (ii) calculating the sum of all these products (such sum being hereinafter the “FTSE Aggregate Market Value”) as of the starting date of the FTSETM 100 Index, (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of the FTSETM 100 Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSETM 100 Index and (iv) multiplying the result by 1,000. Because of such capitalization weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire FTSETM 100 than will movements in share prices of companies with relatively smaller market capitalization.

        The 100 stocks included in the FTSETM 100 Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks trading on the LSE which were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

        The FTSETM 100 Index is reviewed quarterly by an Index Steering Committee of the LSE in order to maintain continuity in the level. The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSETM 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSETM 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.

License Agreement with FTSE

        The use of and reference to the FTSETM 100 Index in connection with the notes has been consented to by the FTSE. All rights to the FTSETM 100 Index are owned by the FTSE, the publisher of the FTSETM 100 Index. JPMorgan Chase & Co., the agent, the calculation agent and the trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSETM 100 Index. In addition, none of the LSE, the Financial Times and FTSE has any relationship to JPMorgan Chase & Co. or the notes. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the notes, or has any obligation or liability in connection with the administration, marketing or trading of the notes or with the calculation of the Ending Basket Level on the Basket Valuation Date.

        The notes are not in any way sponsored, endorsed, sold or promoted by FTSE or by the LSE or by The Financial Times Limited (“FT”) and neither FTSE, the LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSETM 100 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The FTSETM 100 Index is compiled and calculated by FTSE. However, neither

PS-34

FTSE nor the LSE nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSETM 100 Index and neither FTSE nor the LSE nor FT shall be under any obligation to advise any person of any error therein.

        ”FTSE®”, “FT-SE®” and “Footsie®” are trade marks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license. “All-World”, “All-Share” and “All-Small” are trade marks of FTSE International Limited.”

Discontinuation of the FTSETM 100 Index; Alteration of Method of Calculation

        If FTSE discontinues publication of the FTSETM 100 Index and FTSE or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued FTSETM 100 Index (such index being referred to herein as a “FTSE successor index”), then the FTSETM 100 Index closing level will be determined by reference to the level of such FTSE successor index at the close of trading on the relevant exchange or market for the FTSE successor index on each Basket Valuation Date or other relevant date as set forth in the relevant terms supplement.

        Upon any selection by the calculation agent of a FTSE successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

        If FTSE discontinues publication of the FTSETM 100 Index prior to, and such discontinuation is continuing on, each Basket Valuation Date or other relevant date as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no FTSE successor index is available at such time, or the calculation agent has previously selected a FTSE successor index and publications of such FTSE successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date or other relevant date, then the calculation agent will determine the FTSETM 100 Index closing level on such date. The FTSETM 100 Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the FTSETM 100 Index or FTSE successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the FTSETM 100 Index or FTSE successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the FTSETM 100 Index or FTSE successor index, as applicable, on the relevant exchange may adversely affect the value of the notes.

        If at any time the method of calculating the FTSETM 100 Index or a FTSE successor index, or the level thereof, is changed in a material respect, or if the FTSETM 100 Index or a FTSE successor index is in any other way modified so that the FTSETM 100 Index or such FTSE successor index does not, in the opinion of the calculation agent, fairly represent the level of the FTSETM 100 Index or such FTSE successor index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the FTSETM 100 Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the FTSETM 100 Index or such FTSE successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the FTSETM 100 Index closing level with reference to the FTSETM 100 Index or such FTSE successor index, as adjusted. Accordingly, if the method of calculating the FTSETM 100 Index or a FTSE successor index is modified so that the level of the FTSETM 100 Index or such FTSE or successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the FTSETM 100 Index), then the calculation agent will adjust its calculation of the FTSETM 100 Index or such FTSE successor index in order to arrive at a level of the FTSETM 100 Index or such FTSE successor index as if there had been no such modification (e.g., as if such split had not occurred).

PS-35

THE S&P BRIC 40 INDEX

        We have derived all information contained in this product supplement no. 54-I regarding the S&P BRIC 40 Index (the “S&P BRIC 40 Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s (“S&P”). We make no representation or warranty as to the accuracy or completeness of such information.

S&P BRIC 40 Composition and Maintenance

        Launched by S&P on June 20, 2006, the S&P BRIC 40 Index is intended to provide exposure to 40 leading companies from the emerging markets of Brazil, Russia, India and China. There is no minimum number of stocks from the respective four countries that have to be included. All stocks in the S&P BRIC 40 Index trade in developed market exchanges — the Hong Kong Stock Exchange, London Stock Exchange, Nasdaq Stock Market and New York Stock Exchange. The S&P BRIC 40 Index uses a particular selection procedure for its composition stocks, and a modified market capitalization weighting scheme, both discussed in further detail below.

        All constituent companies are also members of the S&P/IFCI index series for one of the four countries. The S&P/IFCI indices are designed to measure the type of returns foreign portfolio investors might receive from investing in emerging market stocks that are legally and practically available to them. Constituents for the S&P/IFCI series are chosen based on size, liquidity, and their legal and practical availability to foreign institutional investors. The S&P/IFCI indices are calculated on a daily basis for each country.

        The process of selecting the 40 companies is as follows. All constituents of the S&P/IFCI country indices for Brazil, Russia, India and China comprise the initial selection universe. All companies that do not have a developed market listing are removed from the list. Companies with a float-adjusted market capitalization of less than $1 billion and/or an average six-month daily trading volume of less than $5 million are removed. In addition, if a company has multiple share classes, the share class with the lower liquidity is removed. The remaining stocks are sorted in decreasing order of their float-adjusted market capitalization, and the top forty become index members. In the rare event that fewer than 40 stocks qualify for inclusion, S&P may modify the criteria to include multiple share classes or reduce the market capitalization limit.

        The S&P BRIC 40 Index is rebalanced once a year on the first trading day of February. The reference date for additions and deletions is after the closing of the last trading date of the previous December. No companies are added between rebalancings, but a company can be deleted during that time due to corporate events such as mergers, acquisitions, takeovers or de-listings. In case of any changes, an announcement will be made followed by the immediate revision of the methodology.

        The S&P BRIC 40 Index Committee maintains the S&P BRIC 40 Index, meeting as often as needed. The committee members are full-time professionals of the Standard & Poor’s staff. At each meeting, the S&P BRIC 40 Index Committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, and any significant market events. In addition, the S&P BRIC 40 Committee can revise index policy covering rules for selecting companies, share counts, the liquidity and market cap thresholds or other matters.

        The S&P BRIC 40 Index is calculated in U.S. dollars and Euros. Local market prices are converted using the Reuters / WM London closing. The pricing of individual index constituents is taken from their listing in the developed market exchange in which it trades. If a stock trades on more than one developed market exchange, the listing from the market with the most liquidity is taken.

        As of December 31, 2005, 36.37% of the S&P BRIC 40 Index weight was made up of Chinese stocks, 28.62% by Brazilian stocks, 25.84% by Russian stocks and 9.16% by Indian stocks. As of the same date, the largest sectors of the S&P BRIC 40 Index were energy (composing 35.58% of Index weight), telecom (composing 18.14% of Index weight), financials (composing 18.86% of Index weight), and materials (composing 10.72% of Index weight).

PS-36

S&P BRIC 40 Index Calculation

        Once the constituent companies are identified, S&P utilizes a modified market capitalization weighing procedure to determine the composition of the S&P BRIC 40 Index. In short, at rebalancing, the starting weight of each stock is proportional to its available market capitalization, which accounts for available float and investment restrictions for foreign investors. Modifications are made, if required, to ensure that no stock has a weight of more than 10% in the index. In addition, changes are made to ensure that the minimum initial portfolio size for 1-day trade (based on recent trading volume) will be at least $600 million.

        The details of the weighing procedure at every rebalancing are as follows:

1.	Every stock is given an initial Adjustment Factor (AF) of I. Basket Liquidity (BL) and Maximum Weight (MW) are set to USS 600 million and 10%, respectively.

2.	The weight for each stock in the S&P BRIC 40 Index is calculated as follows:

Wi =	Afi x Market Capi 40 Σ (Market Cap)i x (AF)i i=i
3.	Trade size, S, is calculated for each stock as follows:

                        Si = Li/Wi

                        where Li is the liquidity of the ith stock, as defined by the six-month average daily value traded.

4.	The adjustment factor for each stock is modified as follows:

                        If Si < BL and/or Wi ≥ MW

                        Then AFi = AFi previous – 0.2

                        Else AFi = AFi previous

5.	If, for every stock, Si is greater than or equal to BL and Wi is less than MW, then the process is complete and the weights derived in step 2 are used. If not, steps 2,3 and 4 are repeated until all stocks meet the market cap and liquidity requirements. No further adjustments are made for stocks which have AF = 0.2.

        The basket liquidity (BL) parameter essentially sets a limit of the minimum portfolio size that must be turned over in a single day, based on the historical average value-traded pattern. The MW parameter is the maximum weight of each stock at the rebalancing. These parameters can be changed depending on market circumstances. Steps 1 through 5 modify the market cap weighting scheme in a looped manner until the BL and MW constraints are satisfied for all index constituents.

        The index is calculated by means of the divisor methodology used in all Standard & Poor’s equity indices. The index value is simply the index market value divided by the index divisor:

Index Value =	Index Market Value Index Divisor

(1)

N Index Market Value = Σ (index Shares)i x (Price)i i=1

(2)

Index Shares are set at the time of rebalancing in the following manner such that for the ith constituent:

Index Sharesi =	(1000,000 x Wi) Pricerebalancing day close, i

PS-37

where Wi is the weight for the ith constituent at the rebalancing as derived from the previous section, and Pricerebalancing day close, i is its price at the close of the rebalancing date.

        In order to maintain basket series continuity, it is also necessary to adjust the divisor at the rebalancing.

        (Index Value)before rebalancing = (Index Value)after rebalancing

(4)

        Therefore,

(Divisor) after rebalancing =	[	1 (Index Value)before rebalancing	]	x (Index Market Value) after rebalancing

(5)

Index Adjustments

        The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor Adjustment is required.

Type of Corporate Action	Adjustment made to Index	Divisor Adjustment
Spin-off

No weight change. The price is adjusted to Price of Parent Company minus (Price of Spin-off company/Share Exchange Ratio). Index Shares change so that the company’s weight remains the same as its weight before the spin-off.

No
Rights offering

The price is adjusted as follows: ([Ratio Received * Rights Price] + [Ratio Held * Close Price]) / [Ratio Received + Ratio Held] * Close Price). Index Shares are changed correspondingly so that there is no change in weight.

No
Stock split	Index Shares are multiplied by and price is divided by the split factor.	No
Share issuance or Reduction	None	No

Special dividends	Price of the stock making the special dividend payment is reduced by the per-share special dividend amount after the close of trading on the day before ex-date.	Yes
Delisting	The stock is removed. No replacements are made.	Yes
Merger or acquisition

If the surviving company is already an index member, it is retained in the index. If the surviving company does not belong to BRIC countries or does not maintain the exchange listing included in the index, it is removed. An announcement will be made in other cases.

Yes, if there is a removal.

        In situations where an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions, or other events, S&P will calculate the closing price of the indices based on (1) the closing prices published by the exchange, or (2) if no closing price is available, the last regular trade reported for each stock before the exchange closed. In all cases, the

PS-38

prices will be from the exchange listing included in the index. If an exchange fails to open due to unforeseen circumstances, the index will use the prior day’s closing prices. If all exchanges fail to open, S&P may determine not to publish the index for that day.

The S&P BRIC 40 Index is Subject to Currency Exchange Risk

        Because the closing prices of the stocks composing the S&P BRIC 40 Index are converted into U.S. dollars for purposes of calculating the value of the S&P BRIC 40 Index, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the component stocks trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the component stocks in the S&P BRIC 40 Index denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the component stocks trade will result in an increase in the value of the S&P BRIC 40 Index. Conversely, if the U.S. dollar strengthens against such currencies, the value of the S&P BRIC 40 Index will be adversely affected and may reduce or eliminate the payment at maturity, if any, on the notes. Fluctuations in currency exchange rates can have a continuing impact on the value of the S&P BRIC 40 Index, and any negative currency impact on the S&P BRIC 40 Index may significantly decrease the value of the notes. The return on an index composed of the component stocks where the closing price is not converted into U.S. dollars can be significantly different from the return on the S&P BRIC 40 Index, which is converted into U.S. dollars.

License Agreement between S&P and J.P. Morgan Securities Inc.

        S&P and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the Index, which is owned and published by S&P, in connection with certain securities.

        The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., which we refer to as S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P BRIC 40 Index to track general stock market performance. S&P’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P without regard to JPMorgan Chase & Co. or the notes. S&P has no obligation to take the needs of JPMorgan Chase &Co. or the holders of the notes into consideration in determining, composing or calculating the S&P BRIC 40 Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

        S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

        “STANDARD & POOR’S”, “S&P”, AND “S&P BRIC 40“ ARE TRADEMARKS OF THE STANDARD & POOR’S DIVISION OF THE MCGRAW-HILL COMPANIES, INC., SOME OF WHICH MAY BE PROTECTED BY REGISTRATION IN ONE OR MORE TERRITORIES AND WHICH HAVE BEEN LICENSED FOR USE BY JPMSI. THIS PRODUCT IS NOT SPONSORED, MANAGED, ADVISED, SOLD OR PROMOTED BY S&P.

PS-39

Discontinuation of the S&P BRIC 40 Index; Alteration of Method of Calculation

        If S&P discontinues publication of the S&P BRIC 40 Index and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “S&P BRIC 40 successor index”), then the S&P BRIC 40 Index closing level will be determined by reference to the level of such S&P BRIC 40 successor index at the close of trading on the relevant exchange or market for the S&P BRIC 40 successor index on each Basket Valuation Date or other relevant date as set forth in the relevant terms supplement.

        Upon any selection by the calculation agent of a S&P BRIC 40 successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

        If S&P discontinues publication of the S&P BRIC 40 Index prior to, and such discontinuation is continuing on, a Basket Valuation Date or other relevant date as set forth in the relevant terms supplement, and the calculation agent determines, in its sole discretion, that no S&P BRIC 40 successor index is available at such time, or the calculation agent has previously selected a S&P BRIC 40 successor index and publications of such S&P BRIC 40 successor index are discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date or other relevant date, then the calculation agent will determine the S&P BRIC 40 Index closing level on such date. The S&P BRIC 40 Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P BRIC 40 Index or S&P BRIC 40 successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the S&P BRIC 40 Index or S&P BRIC 40 successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the S&P BRIC 40 Index or S&P BRIC 40 successor index, as applicable, on the relevant exchange may adversely affect the value of the notes.

        If at any time the method of calculating the S&P BRIC 40 Index or a S&P BRIC 40 successor index, or the level thereof, is changed in a material respect, or if the S&P BRIC 40 Index or a S&P BRIC 40 successor index is in any other way modified so that the S&P BRIC 40 Index or such S&P BRIC 40 successor index does not, in the opinion of the calculation agent, fairly represent the level of the S&P BRIC 40 Index or such S&P BRIC 40 successor index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the S&P BRIC 40 Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the S&P BRIC 40 Index or such S&P BRIC 40 successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the S&P BRIC 40 Index closing level with reference to the S&P BRIC Index or such S&P BRIC 40 successor index, as adjusted. Accordingly, if the method of calculating the S&P BRIC 40 Index or a S&P BRIC 40 successor index is modified so that the level of the S&P BRIC 40 Index or such S&P BRIC 40 successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P BRIC 40 Index), then the calculation agent will adjust its calculation of the S&P BRIC 40 Index or such S&P BRIC 40 successor index in order to arrive at a level of the S&P BRIC 40 Index or such S&P BRIC 40 successor index as if there had been no such modification (e.g., as if such split had not occurred).

PS-40

THE CECEEUR INDEX

        We have derived all information contained in this product supplement no. 54-I regarding the CECEEUR Index (the CECE Composite Index denominated in European Union euro), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Wiener Borse and is subject to change at its discretion. We make no representation or warranty as to the accuracy or completeness of such information.

        The CECEEUR Index is calculated, published and disseminated by Wiener Borse. The CECEEUR Index currently consists of 27 stocks included in three sub-indices that Wiener Borse also manages: the Czech Traded Index, the Hungarian Traded Index and the Polish Traded Index. It reflects in real-time the movement of the underlying stocks, as well as currency updates, which occur every two minutes.

        The selection of stocks for inclusion in the CECEEUR Index is made on a quarterly basis by the CECE Committee, which consists of representatives of the Wiener Borse, the Austrian Futures & Options Exchange, financial institutions issuing financial products on the CECE indices, academic circles and market experts. The CECEEUR Index is calculated on every day that at least one of the local country stock exchanges is open for trading.

        The CECEEUR Index is a capitalized weighted price index, and is not adjusted for dividend payments on the constituent stocks. It incorporates free float factors (defined as the percentage of the shares of the issuing company which are available for trading), intended to ensure that the weight of a particular stock in an index roughly corresponds to the fraction of the registered capital that is actually available for public trading on the stock exchange on which it trades. The free float factors are determined by Wiener Borse and reviewed quarterly by the CECE Index Committee according to the disclosures regarding the ownership structure of the listed companies provided by the domestic source exchanges, securities registrars and the relevant notifications made by the companies themselves. The CECEEUR Index also incorporates a representation factor to ensure that a component stock of the CECEEUR Index cannot exceed a maximum weighting cap of 25%. The representation factors are reviewed quarterly by the CECE Index Committee.

Background on sub-indices

        Generally, the selection criteria for inclusion in the three country indices comprising the CECEEUR Index are market capitalization, liquidity, price availability, sector representativeness and market interest. Market capitalization and liquidity are the primary factors. Only ordinary shares of joint stock companies domiciled in the country covered by the relevant country index and listed and introduced into trading on the local official stock exchange are eligible for inclusion in such country index. There is no prescribed number of stocks to be included in the country indices, but inclusion is limited to the most liquid stocks traded on the local country stock exchanges.

        The Czech Traded Index (CTX) is a member of the CECE Index family, a group designed to cover the emerging stock markets of the four Visegrad countries (Czech Republic, Hungary, Poland, Slovak Republic). It is not intended primarily to qualify as a benchmark for the performance of the Czech stock market. Rather, its foremost purpose is to serve as an underlying for derivatives trading. The main emphasis lies on ensuring the tradability of each component stock and on preserving the replicability of the CTX. Therefore, the CTX comprises a sample of only 9 Czech blue chip stocks which represent a basket of both relatively liquid and sufficiently tradable stocks.

        The Hungarian Traded Index (HTX) is a member of the CECE Index family, a group designed to cover the emerging stock markets of the four Visegrad countries (Czech Republic, Hungary, Poland, Slovak Republic). It is not intended primarily to qualify as a benchmark for the performance of the Hungarian stock market. Rather, its foremost purpose is to serve as an underlying for derivatives trading. The main emphasis lies on ensuring the tradability of each component stock and on preserving the replicability of the HTX. Therefore, the HTX comprises a sample of only 11 Hungarian blue chip stocks which represent a basket of both relatively liquid and sufficiently tradable stocks.

PS-41

        The Polish Traded Index (PTX) is a member of the CECE Index family, a group designed to cover the emerging stock markets of the four Visegrad countries (Czech Republic, Hungary, Poland, Slovak Republic). It is not intended primarily to qualify as a benchmark for the performance of the Polish stock market, although its performance is well-correlated to the local indexes. Rather, its foremost purpose is to serve as an underlying for derivatives trading. The main emphasis lies on ensuring the tradability of each component stock and on preserving the replicability of the PTX. Therefore, the PTX comprises a sample of only 16 Hungarian blue chip stocks which represent a basket of both relatively liquid and sufficiently tradable stocks.

The CECEEUR Index is Subject to Currency Exchange Risk

        Because the closing prices of the stocks composing the CECEEUR Index are converted into euros for purposes of calculating the value of the CECEEUR Index, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the component stocks trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the euro and the relative weight of the component stocks in the CECEEUR Index denominated in each such currency. The devaluation of the euro against the currencies in which the component stocks trade will result in an increase in the value of the CECEEUR Index. Conversely, if the euro strengthens against such currencies, the value of the CECEEUR Index will be adversely affected and may reduce or eliminate the payment at maturity, if any, on the notes. Fluctuations in currency exchange rates can have a continuing impact on the value of the CECEEUR Index, and any negative currency impact on the CECEEUR Index may significantly decrease the value of the notes. The return on an index composed of the component stocks where the closing price is not converted into euros can be significantly different from the return on the CECEEUR Index, which is converted into euros.

License Agreement between Wiener Borse and J.P. Morgan Securities Inc.

        Wiener Borse and J.P. Morgan Securities Inc. have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the Index, which is owned and published by Wiener Borse, in connection with certain securities, including the notes.

        The notes are not sponsored, endorsed, sold or promoted by Wiener Borse. Wiener Borse makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the CECEEUR Index to track general stock market performance. Wiener Borse’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of Wiener Borse without regard to JPMorgan Chase & Co. or the notes. Wiener Borse has no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining, composing or calculating the CECEEUR Index. Wiener Borse is not responsible for and has not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. Wiener Borse has no obligation or liability in connection with the administration, marketing or trading of the notes.

        WIENER BORSE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE CECEEUR INDEX OR ANY DATA INCLUDED THEREIN AND WIENER BORSE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. WIENER BORSE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CECEEUR INDEX OR ANY DATA INCLUDED THEREIN. WIENER BORSE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE CECEEUR INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL WIENER BORSE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

PS-42

        “WIENER BORSE” AND “CECEEUR INDEX” ARE TRADEMARKS OF THE WIENER BORSE AND HAVE BEEN LICENSED FOR USE BY J.P. MORGAN SECURITIES INC. AND SUB-LICENSED FOR USE BY JPMORGAN CHASE & CO. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY WIENER BORSE AND WIENER BORSE MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

Discontinuation of the CECEEUR Index; Alteration of Method of Calculation

        If Wiener Borse discontinues publication of the CECEEUR Index and Wiener Borse or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued CECEEUR Index (such index being referred to herein as a “CECEEUR successor index”), then the CECEEUR Index closing level will be determined by reference to the level of such CECEEUR successor index at the close of trading on the relevant exchange or market for the CECEEUR successor index on each Basket Valuation Date or other relevant date as set forth in the relevant terms supplement.

        Upon any selection by the calculation agent of a CECEEUR successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

        If Wiener Borse discontinues publication of the CECEEUR Index prior to, and such discontinuation is continuing on, each Basket Valuation Date or other relevant date as set forth in the relevant terms supplement, and the calculation agent determines, in its sole discretion, that no CECEEUR successor index is available at such time, or the calculation agent has previously selected a CECEEUR successor index and publications of such CECEEUR successor index are discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date or other relevant date, then the calculation agent will determine the CECEEUR Index closing level on such date. The CECEEUR Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the CECEEUR Index or CECEEUR successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the CECEEUR Index or CECEEUR successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the CECEEUR Index or CECEEUR successor index, as applicable, on the relevant exchange may adversely affect the value of the notes.

        If at any time the method of calculating the CECEEUR Index or a CECEEUR successor index, or the level thereof, is changed in a material respect, or if the CECEEUR Index or a CECEEUR successor index is in any other way modified so that the CECEEUR Index or such CECEEUR successor index does not, in the opinion of the calculation agent, fairly represent the level of the CECEEUR Index or such CECEEUR successor index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the CECEEUR Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the CECEEUR Index or such CECEEUR successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the CECEEUR Index closing level with reference to the CECEEUR Index or such successor index, as adjusted. Accordingly, if the method of calculating the CECEEUR Index or a CECEEUR successor index is modified so that the level of the CECEEUR Index or such CECEEUR successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the CECEEUR Index), then the calculation agent will adjust its calculation of the CECEEUR Index or such CECEEUR successor index in order to arrive at a level of the CECEEUR Index or such CECEEUR successor index as if there had been no such modification (e.g., as if such split had not occurred).

PS-43

THE KOREA STOCK PRICE INDEX 200

        We have obtained all information contained in this product supplement regarding the KOSPI 200, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Korea Exchange (“KRX”), the publisher of the KOSPI 200. KRX has no obligation to continue to publish, and may discontinue publication of, the KOSPI 200.

        The KOSPI 200 is a capitalization-weighted index of 200 Korean blue-chip stocks which make up a large majority of the total market value of the Korea Stock Exchange (“KSE”). The KOSPI 200 is the underlying index for stock index futures and options trading. The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in their respective industry groups.

        The KOSPI 200 is reported by Bloomberg L.P. under the ticker symbol “KOSPI2.”

Selection Criteria

        All common stocks listed on the KSE as of the periodic realignment date will be included in the selection process, except for the stocks which fall into one of the following categories:

•	stocks with administrative issues;
•	stocks with liquidation issues;
•	stocks issued by securities investment companies;
•	stocks that have been listed less than one year as of the last trading in April of the year in which the periodic review and selection process occurs;
•	stocks belonging to the industry groups other than those industry groups listed below;
•	a constituent stock merged into a non-constituent stock;
•	a company established as a result of a merger between two constituent stocks; and
•	any other stocks that are deemed unsuitable to be included in the constituents of the KOSPI 200.

        The companies listed on the KOSPI 200 are classified into the following industry groups: (i) fisheries, (ii) mining, (iii) manufacturing, (iv) construction, (v) electricity and gas, (vi) services, (vii) post and communication and (viii) finance. The constituents of the KOSPI 200 are selected first from the non-manufacturing industry cluster, and then from the manufacturing industry cluster.

        The constituents from the non-manufacturing industry cluster are selected in accordance with the following:

•	Selection is made in descending order of market capitalization, from large to small, in the same industry group, while ensuring the accumulated market capitalization of the concerned industry group is within 70% of that of all industry groups.
•	Notwithstanding the above, the stocks whose ranking of trading volume in descending order is below 85% of the stocks included in deliberation within the same industry group are excluded. In such case, the excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

        The constituents from the manufacturing industry cluster are selected in descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of the stocks included in the process within the same industry group. The excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

PS-44

        Notwithstanding anything above, if a stock whose market capitalization is within the top 50 in terms of market capitalization, such stock may be included in the constituents of the KOSPI 200, by taking into consideration the influence that the industry group has on the KOSPI 200, as well as the liquidity of the concerned stock. Stocks to be placed on the replacement list are selected from the stocks included for deliberation, excluding those already selected as constituents of the KOSPI 200.

KOSPI 200 Calculation

        The KOSPI 200 is computed by multiplying (i) the market capitalization as of the calculation time divided by the market capitalization as of the base date, by (ii) 100. The base date of the KOSPI 200 is January 3, 1990 with a base index of 100. Market capitalization is obtained by multiplying the number of listed common shares of the constituents by the price of the concerned common share.

        If the number of listed shares increases due to rights offering, bonus offering and stock dividend, which accompany ex-right or ex-dividend, such increase is included in the number of listed shares on the ex-right date or ex-dividend date.

        Share prices refer to the market price established during the regular trading session. If no trading took place on such day, quotation price is used and if no quotation price is available, the closing price of the most recent trading day is used.

Stock Revision

        The constituents of the KOSPI 200 are realigned once a year while observing each of the following:

•	An existing constituent will not be removed if the ranking of the market capitalization of such stock is within 100/110 of the ranking of the KOSPI 200 constituents of the same industry group;
•	In order to be included in the constituents of the KOSPI 200, the ranking of the market capitalization of a stock must be within 90/100 of the ranking of the KOSPI 200 constituents of the same industry group;
•	If the ranking of the market capitalization of an existing constituent falls below 100/110 of the ranking of the KOSPI 200 constituents of the same industry group, but there is no stock satisfying the requirement specified in the preceding clause, the existing constituent will not be removed; and
•	When removing the existing constituents, a constituent whose ranking of market capitalization within the same industry group is the lowest will be removed first.

        The periodic realignment date is the trading day following the day, which is the last trading day of June contracts of both the index futures and index options. In the event where a constituent of the KOSPI 200 falls under any of the following cases, such constituent shall be removed from the constituents and the removal date is as follows:

•	Delisting: the trading day following the delisting date;
•	Designation as administrative issue: the designation date;
•	Merger: the day of trading halt; and
•	It is determined that the stock is unsuitable as a constituent of the KOSPI 200: the trading day following the day of such determination, which is the last trading day of the nearest month contracts of both the index futures and index options, after the date of such decision.

        When realigning the constituents of the KOSPI 200, the replacement stocks are chosen from the replacement list in accordance with the rank order. In the case of an industry group that has no stock

PS-45

listed on the replacement list, a replacement stock is chosen from the replacement list of manufacturing industry cluster.

The Korea Stock Exchange

        The KSE’s predecessor, the Daehan Stock Exchange, was established in 1956. The KSE is a typical order-driven market, where buy and sell orders compete for best prices. The KSE seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms.

        Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KSE uses electronic trading procedures, from order placement to trade confirmation. The KSE is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KSE conducts pre-hours and after-hours sessions for block trading and basket trading. During pre-hours sessions from 7:30 to 8:30 a.m., orders are matched at previous day’s respective closing prices. After-hours sessions are open for 50 minutes from 3:10 p.m. to 4:00 p.m. During after-hours sessions, orders are matched at the closing prices of the day.

        On January 26, 2004, the KSE introduced the random-end system at the opening and closing call auctions. The stated purpose of the random-end system is to prevent any distortion in the price discovery function of the KSE caused by “fake” orders placed with an intention of misleading other investors. In cases where the highest or lowest indicative price of a stock set during the last 5 minutes before the closing time of the opening (or closing) call session, 8:55-9:00 a.m. (or 2:55-3:00 p.m.), deviates from the provisional opening (or closing) price by 5% or more, the KSE delays the determination of the opening (or closing) price of the stock up to five minutes. The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time. The KSE makes public the indicative prices during the opening (or closing) call trading sessions. Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:10-9:00 a.m. (or 2:50-3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis.

        The KSE sets a limit on the range that the price of individual stocks can change during a day. As of June 2004, that limit was set at 15%, which meant that the price of each stock could neither fall nor rise by more than 15% from the previous day’s closing price. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KSE may halt the trading of the stock. In such cases, the KSE requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KSE deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

        The KSE introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI 200 falls by 10% or more from the previous day’s closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

License Agreement with Korea Exchange

        The notes are not sponsored, endorsed, sold or promoted by KRX, the successor of Korea Stock Exchange who calculates the KOSPI 200 and owns the intellectual property rights over it. KRX makes

PS-46

no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the KOSPI 200 to track general stock market performance. KRX’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of KRX and of the KOSPI 200 which is determined, composed and calculated by KRX without regard to JPMorgan Chase & Co. or the notes. KRX has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the KOSPI 200. KRX is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes is to be converted into cash. KRX has no obligation or liability in connection with the administration, marketing or trading of the notes.

        KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM TE USE OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Discontinuation of the KOSPI 200; Alteration of Method of Calculation

        If KRX discontinues publication of the KOSPI 200 and KRX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued KOSPI 200 (such index being referred to herein as a “KOSPI 200 successor index”), then the KOSPI 200 closing level will be determined by reference to the level of such KOSPI 200 successor index at the close of trading on the relevant exchange or market for the KOSPI 200 successor index on each Basket Valuation Date or other relevant date as set forth in the relevant terms supplement.

        Upon any selection by the calculation agent of a KOSPI 200 successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

        If KRX discontinues publication of the KOSPI 200 prior to, and such discontinuation is continuing on a Basket Valuation Date or other relevant date as set forth in the relevant terms supplement, and the calculation agent determines, in its sole discretion, that no KOSPI 200 successor index is available at such time, or the calculation agent has previously selected a KOSPI 200 successor index and publication of such KOSPI 200 successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date or other relevant date, then the calculation agent will determine the KOSPI 200 closing level on such date. The KOSPI 200 closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the KOSPI 200 or KOSPI 200 successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the KOSPI 200 or KOSPI 200 successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the KOSPI 200 on the relevant exchange may adversely affect the value of the notes.

        If at any time the method of calculating the KOSPI 200 or a KOSPI 200 successor index, or the level thereof, is changed in a material respect, or if the KOSPI 200 or a KOSPI 200 successor index is in any other way modified so that the KOSPI 200 or such KOSPI 200 successor index does not, in the opinion of the calculation agent, fairly represent the level of the KOSPI 200 or such KOSPI 200 successor index

PS-47

had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the KOSPI 200 closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the KOSPI 200 or such KOSPI 200 successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the KOSPI 200 closing level with reference to the KOSPI 200 or such KOSPI 200 successor index, as adjusted. Accordingly, if the method of calculating the KOSPI 200 or a KOSPI 200 successor index is modified so that the level of the KOSPI 200 or such KOSPI 200 successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the KOSPI 200), then the calculation agent will adjust its calculation of the KOSPI 200 or such KOSPI 200 successor index in order to arrive at a level of the KOSPI 200 or such KOSPI 200 successor index as if there had been no such modification (e.g., as if such split had not occurred).

PS-48

THE MSCI TAIWAN INDEX

        We have derived all information regarding the MSCI Taiwan Index (“MSCI Taiwan Index”) contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Morgan Stanley Capital International Inc. (“MSCI”). The MSCI Taiwan Index is calculated, maintained and published by MSCI. We make no representation or warranty as to the accuracy or completeness of such information.

        The MSCI Taiwan Index is a free float adjusted market capitalization index of securities listed on the Taiwan Stock Exchange. The MSCI Taiwan Index is reported by Bloomberg Financial Markets under the ticker symbol “TWY.”

MSCI Taiwan Index Selection Criteria

        MSCI targets an 85% free float adjusted market representation level within each industry group in Taiwan. The security selection process within each industry group is based on analysis of the following:

•	Each company’s business activities and the diversification that its securities would bring to the index.
•	The size of the securities based on free float adjusted market capitalization. All other things being equal, MSCI targets for inclusion the most sizable securities in an industry group. In addition, securities that do not meet the minimum size guidelines are not considered for inclusion. Though the following limits are subject to revision, as of the date of this product supplement, a security will be eligible for inclusion in the MSCI Taiwan Index if it achieves a free float adjusted market capitalization of U.S.$450 million and will be eligible for deletion if such capitalization falls below U.S.$225 million as of the yearly review. If, however, the free float adjusted market capitalization level falls significantly below the free float adjusted market capitalization level for deletions prior to a yearly review, for example during a quarterly review, then the security may be deleted prior to such yearly review.
•	The liquidity of the securities. All other things being equal, MSCI targets for inclusion the most liquid securities in an industry group. In addition, securities that have inadequate liquidity are not considered for inclusion. MSCI does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Taiwan Index but considers each stock’s relative standing within Taiwan and between cycles. A useful measure to compare liquidity within the same market is the Annualized Traded Value Ratio (“ATVR”), which screens out extreme daily trading volumes and takes into account the difference in market capitalization size. The ATVR Ratio of each security is calculated via the following 3-step process:
•	First, monthly median traded values are computed using the daily median traded value, multiplied by the number of days in the month that the security traded. The daily traded value of a security is equal to the number of shares traded during the day, multiplied by the closing price of that security. The daily median traded value is the median of the daily traded values in a given month.
•	Second, the monthly median traded value ratio is obtained by dividing the monthly median traded value of a security by its free float adjusted security market capitalization at the end of the month.
•	Third, the ATVR is obtained by multiplying the average of the monthly median trade value ratios of the previous 12 months — or the number of months for which this data is available — by 12.

        Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI Taiwan Index.

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        For securities not subject to foreign ownership limitations, the free float of a security is estimated as its total number of shares outstanding less shareholdings classified as strategic and/or non-free float. For securities subject to foreign ownership limitations, the estimated free float available to foreign investors is equal to the lesser of (a) the total number of shares outstanding less shareholdings classified as strategic or non-free float and (b) foreign ownership limitation adjusted for non-free float stakes held by foreign investors.

        MSCI free float adjusts the market capitalization of each security using an adjustment factor referred to as the Foreign Inclusion Factor (“FIF”). Securities not subject to foreign ownership limitations have a FIF equal to (a) the estimated free float, rounded up to the closest 5%, if the securities have a free float greater than 15% or (b) the estimated free float, rounded to the closest 1%, if the securities have a free float less than 15%. For securities subject to foreign ownership limitations, the FIF is equal to the lesser of (a) the estimated free float available to foreign investors (i) rounded up to the closest 5%, if the free float is greater than 15% or (ii) rounded to the closest 1%, if the free float is less than 15% and (b) foreign ownership limitation rounded to the closest 1%.

        The free float adjusted market capitalization of a security is calculated as the product of the FIF and the security’s full market capitalization.

MSCI Taiwan Index Calculation

        The MSCI Taiwan Index is computed generally by multiplying the previous day’s index level by the free float adjusted market capitalization level of each share in the MSCI Taiwan Index on the prior day divided by the free float adjusted market capitalization level of each share in the MSCI Taiwan Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not to the denominator.

MSCI Taiwan Index Maintenance

        There are three broad categories of MSCI Taiwan Index maintenance:

•	An annual full country index review that reassesses the various dimensions of the equity universe in Taiwan;
•	Quarterly index reviews, aimed at promptly reflecting other significant market events; and
•	Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur.

        During the annual review, additions or deletions of securities are made (i) following the re-appraisal of the free float adjusted industry group representation within a country relative to an 85% target, (ii) following an update of the minimum size guidelines for additions and deletions and (iii) based on a company’s and/or security’s free float of less than 15% that has decreased in size in terms of free float adjusted market capitalization due to reduction in free float or due to performance and that no longer meet certain criteria.

        During a quarterly index review, securities may be added to or deleted from the MSCI Taiwan Index for a variety of reasons, including the following:

•	Additions or deletions of securities, due to one or more industry groups having become significantly over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.
•	Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float and relaxation/removal or decreases of foreign ownership limits not implemented immediately.

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•	Additions of large companies that did not meet the minimum size criterion for early inclusion at the time of their initial public offering or secondary offering.
•	Replacement of companies which are no longer suitable industry representatives.
•	Deletion of securities whose issuing company and/or security free float has fallen to less than 15% and which do not meet certain criteria.
•	Deletion of securities that have become very small or illiquid.
•	Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

License Agreement with Morgan Stanley Capital International Inc.

        We have entered into an agreement with Morgan Stanley Capital International Inc. (“MSCI”) providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Taiwan Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

        The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Taiwan Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI Taiwan Index which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Taiwan Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

        ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Discontinuation of the MSCI Taiwan Index; Alteration of Method of Calculation

        If MSCI discontinues publication of the MSCI Taiwan Index and MSCI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued MSCI Taiwan Index (such index being referred to herein as a “MSCI Taiwan successor index”), then the MSCI Taiwan Index closing level will be determined by reference to the level of such MSCI Taiwan successor index at the close of trading on the relevant exchange or market for the MSCI Taiwan successor index on each relevant Basket Valuation Date or other relevant date as set forht in the relevant terms supplement.

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        Upon any selection by the calculation agent of a MSCI Taiwan successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

        If MSCI discontinues publication of the MSCI Taiwan Index prior to, and such discontinuation is continuing on a Basket Valuation Date or other relevant date, and the calculation agent determines, in its sole discretion, that no MSCI Taiwan successor index is available at such time, or the calculation agent has previously selected a MSCI Taiwan successor index and publication of such MSCI Taiwan successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date or other relevant date, then the calculation agent will determine the MSCI Taiwan Index closing level on such date. The MSCI Taiwan Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI Taiwan Index or MSCI Taiwan successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the MSCI Taiwan Index or MSCI Taiwan successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the MSCI Taiwan Index on the relevant exchange may adversely affect the value of the notes.

        If at any time the method of calculating the MSCI Taiwan Index or a MSCI Taiwan successor index, or the level thereof, is changed in a material respect, or if the MSCI Taiwan Index or a MSCI Taiwan successor index is in any other way modified so that the MSCI Taiwan Index or such MSCI Taiwan successor index does not, in the opinion of the calculation agent, fairly represent the level of the MSCI Taiwan Index or such MSCI Taiwan successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the MSCI Taiwan Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI Taiwan Index or such MSCI Taiwan successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the MSCI Taiwan Index closing level with reference to the MSCI Taiwan Index or such MSCI Taiwan successor index, as adjusted. Accordingly, if the method of calculating the MSCI Taiwan Index or a MSCI Taiwan successor index is modified so that the level of the MSCI Taiwan Index or such MSCI Taiwan successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI Taiwan Index), then the calculation agent will adjust its calculation of the MSCI Taiwan Index or such MSCI Taiwan successor index in order to arrive at a level of the MSCI Taiwan Index or such MSCI Taiwan successor index as if there had been no such modification (e.g., as if such split had not occurred).

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THE GOLDMAN SACHS COMMODITY INDEX® EXCESS RETURN

        We have obtained all information contained in this pricing supplement regarding the Goldman Sachs Commodity Index® Excess Return (the “GSCI® Excess Return”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Goldman Sachs & Co. (“Goldman Sachs”), the publisher of the GSCI® Excess Return. Goldman Sachs has no obligation to continue to publish, and may discontinue publication of, the GSCI® Excess Return. We make no representation or warranty as to the accuracy or completeness of such information.

        The GSCI® Excess Return was established in May 1991 and is designed to reflect the excess returns that are potentially available through an unleveraged investment in the futures contracts comprising the Goldman Sachs Basket Index. It is an index on a world-production weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria. The GSCI® Excess Return is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the GSCI® are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the GSCI® Excess Return are weighted, on a production basis, to reflect the relative significance (in the view of Goldman Sachs, in consultation with the Policy Committee, as described below) of such commodities to the world economy. The fluctuations in the value of the GSCI® Excess Return are intended generally to correlate with changes in the prices of such physical commodities in global markets. The GSCI® Excess Return has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the GSCI® Excess Return, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

        Set forth below is a summary of the composition of and the methodology used to calculate the GSCI® Excess Return. The methodology for determining the composition and weighting of the GSCI® and for calculating its value is subject to modification in a manner consistent with the purposes of the GSCI®, as described below. Goldman Sachs makes the official calculations of the GSCI® Excess Return.

The Policy Committee

        Goldman Sachs has established a Policy Committee to assist it in connection with the operation of the GSCI® Excess Return. The Policy Committee meets on a regular basis and at other times upon the request of Goldman Sachs. The principal purpose of the Policy Committee is to advise Goldman Sachs with respect to, among other things, the calculation of the GSCI® Excess Return, the effectiveness of the GSCI® Excess Return as a measure of commodity futures market performance and the need for changes in the composition or in the methodology of the GSCI® Excess Return. The Policy Committee acts solely in an advisory and consultative capacity; all decisions with respect to the composition, calculation and operation of the GSCI® Excess Return are made by Goldman Sachs.

        The Policy Committee meets on a regular basis, once during each year. Prior to the meeting, Goldman Sachs determines the commodities to be included in the GSCI® Excess Return for the following calendar year, as well as the weighting factors for each commodity. The Policy Committee members receive the proposed composition of the GSCI® Excess Return in advance of the meeting and discuss the composition at the meeting. Goldman Sachs also consults the Policy Committee on any other significant matters with respect to the calculation or operation of the GSCI® Excess Return. The Policy Committee may, if necessary or practicable, meet at other times during the year as issues arise that warrant its consideration.

Composition of the GSCI®

        In order to be included in the GSCI® Excess Return, a contract must satisfy the following eligibility criteria:

•	The contract must be in respect of a physical commodity and not a financial commodity.

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•	In addition, the contract must:
•	have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and
•	at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement.

        From January 2007, the trading facility on which the contract trades must allow market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations (defined below) included in the GSCI® Excess Return that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods (defined below).

        The commodity must be the subject of a contract that:

•	is denominated in U.S. dollars; and
•	is traded on or through an exchange, facility or other platform (referred to as a “trading facility”) that has its principal place of business or operations in a country which is a member of the Organization for Economic Cooperation and Development and that:
•	makes price quotations generally available to its members or participants (and, if Goldman Sachs is not such a member or participant, to Goldman Sachs) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;
•	makes reliable trading volume information available to Goldman Sachs with at least the frequency required by Goldman Sachs to make the monthly determinations;
•	accepts bids and offers from multiple participants or price providers; and
•	is accessible by a sufficiently broad range of participants.

        The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the GSCI® Excess Return. In appropriate circumstances, however, Goldman Sachs, in consultation with the Policy Committee, may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

        At and after the time a contract is included in the GSCI® Excess Return, the daily contract reference price for such contract must be published between 10:00 a.m. and 4:00 p.m., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and, if Goldman Sachs is not such a member or participant, to Goldman Sachs) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

        For a contract to be eligible for inclusion in the GSCI® Excess Return, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made.

        A contract that is:

•	not included in the GSCI® Excess Return at the time of determination and that is based on a commodity that is not represented in the GSCI® Excess Return at such time must, in order to

PS-54

be added to the GSCI® Excess Return at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.
•	already included in the GSCI® Excess Return at the time of determination and that is the only contract on the relevant commodity included in the GSCI® Excess Return must, in order to continue to be included in the GSCI® Excess Return after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S $5 billion and at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.
•	not included in the GSCI® Excess Return at the time of determination and that is based on a commodity on which there are one or more contracts already included in the GSCI® Excess Return at such time must, in order to be added to the GSCI® Excess Return at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized of at least U.S. $30 billion.
•	already included in the GSCI® Excess Return at the time of determination and that is based on a commodity on which there are one or more contracts already included in the GSCI® Excess Return at such time must, in order to continue to be included in the GSCI® Excess Return after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $10 billion and at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

        A contract that is:

•	already included in the GSCI® Excess Return at the time of determination must, in order to continue to be included after such time, have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the GSCI® Excess Return and each contract’s percentage of the total is then determined.
•	not included in the GSCI® Excess Return at the time of determination must, in order to be added to the GSCI® Excess Return at such time, have a reference percentage dollar weight of at least 0.75% (or at least 1.0% from January 2007).
•	In the event that two or more contracts on the same commodity satisfy the eligibility criteria, such contracts will be included in the GSCI® Excess Return in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the GSCI® Excess Return attributable to such commodity exceeding a particular level.
•	If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the GSCI® Excess Return attributable to it at the time of determination. Subject to the other eligibility criteria relating to the composition of the GSCI® Excess Return, the contract with the highest total quantity traded on such commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portion of the GSCI® Excess Return attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the GSCI® Excess Return attributable to it.

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        The contracts currently included in the GSCI® Excess Return are all futures contracts traded on the New York Mercantile Exchange, Inc. (“NYM”), the International Petroleum Exchange (“IPE”), the Chicago Mercantile Exchange (“CME”), the Chicago Board of Trade (“CBT”), the Coffee, Sugar & Cocoa Exchange, Inc. (“CSC”), the New York Cotton Exchange (“NYC”), the Kansas City Board of Trade (“KBT”), the Commodities Exchange Inc. (“CMX”) and the London Metal Exchange (“LME”).

        The five-year moving average is updated annually for each commodity included in the GSCI® Excess Return, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weights, or CPWs, used in calculating the GSCI® Excess Return are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

        In addition, Goldman Sachs performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the GSCI® Excess Return is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the GSCI® Excess Return to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year. As a result, it is possible that the composition or weighting of the GSCI® Excess Return will change on one or more of these monthly evaluation dates. In addition, regardless of whether any changes have occurred during the year, Goldman Sachs reevaluates the composition of the GSCI® Excess Return, in consultation with the Policy Committee, at the conclusion of each year, based on the above criteria. Other commodities that satisfy such criteria, if any, will be added to the GSCI® Excess Return. Commodities included in the GSCI® Excess Return which no longer satisfy such criteria, if any, will be deleted.

        Goldman Sachs, in consultation with the Policy Committee, also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the GSCI® Excess Return are necessary or appropriate in order to assure that the GSCI® Excess Return represents a measure of commodity market performance. Goldman Sachs has the discretion to make any such modifications, in consultation with the Policy Committee.

Contract Expirations

        Because the GSCI® Excess Return comprises actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the GSCI® Excess Return for each commodity during a given year are designated by Goldman Sachs, in consultation with the Policy Committee, provided that each such contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

        If a trading facility deletes one or more contract expirations, the GSCI® Excess Return will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by Goldman Sachs. If a trading facility ceases trading in all contract expirations relating to a particular contract, Goldman Sachs may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the GSCI® Excess Return. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the index. If that timing is not practicable, Goldman Sachs will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

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Value of the GSCI® Excess Return

        The value of the GSCI® Excess Return on any given day is equal to the total dollar weight of the GSCI® Excess Return divided by a normalizing constant that assures the continuity of the GSCI® Excess Return over time. The total dollar weight of the GSCI® Excess Return is the sum of the dollar weight of each of the underlying commodities.

        The dollar weight of each such commodity on any given day is equal to:

•	the daily contract reference price,
•	multiplied by the appropriate CPWs, and
•	during a roll period, the appropriate “roll weights” (discussed below).

        The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of Goldman Sachs, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided, that, if the price is not made available or corrected by 4:00 p.m. New York City time, Goldman Sachs may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant GSCI® Excess Return calculation.

Contract Daily Return

        The contract daily return on any given day is equal to the sum, for each of the commodities included in the GSCI® Excess Return, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the GSCI® Excess Return on the preceding day, minus one.

        The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the GSCI® Excess Return is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the GSCI® Excess Return also takes place over a period of days at the beginning of each month (referred to as the “roll period”). On each day of the roll period, the “roll weights” of the first nearby contract expirations on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the GSCI® Excess Return is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

        If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

•	no daily contract reference price is available for a given contract expiration;
•	any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);
•	the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 p.m., New York City time. In that event, Goldman Sachs may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes

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a price before the opening of trading on the next day, Goldman Sachs will revise the portion of the roll accordingly; or
•	trading in the relevant contract terminates prior to its scheduled closing time.

        If any of these conditions exist throughout the roll period, the roll with respect to the affected contract, will be effected in its entirety on the next day on which such conditions no longer exist.

Calculation of the GSCI® Excess Return

        The value of the GSCI® Excess Return on any business day is equal to the product of (1) the value of the GSCI® Excess Return on the immediately preceding business day multiplied by (2) one plus the contract daily return on the business day on which the calculation is made.

License Agreement with Goldman, Sachs & Co.

        Goldman, Sachs & Co. (“Goldman Sachs”) is the constituent sponsor for the GSCI® Excess Return. These notes are not sponsored, endorsed, sold or promoted by Goldman Sachs, and Goldman Sachs makes no representation or warranty, express or implied, to the owners of the notes) or any member of the public regarding the advisability of investing in these securities generally or the ability of the GSCI® Excess Return to track general commodity market performance. Goldman Sachs’ only relationship to JPMorgan Chase & Co. is the licensing of the GSCI® Excess Return, which is determined, composed and calculated by Goldman Sachs without regard to JPMorgan Chase & Co. or these notes. Goldman Sachs has no obligation to take the needs of the JPMorgan Chase & Co. or the investors in the notes into consideration in determining, composing or calculating the GSCI® Excess Return. Goldman Sachs is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Goldman Sachs has no obligation or liability in connection with the administration, marketing or trading of these notes.

        GOLDMAN SACHS DOES NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE GSCI® EXCESS RETURN OR ANY DATA INCLUDED THEREIN. GOLDMAN SACHS MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., COUNTERPARTY OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE GSCI® EXCESS RETURN OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. GOLDMAN SACHS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE GSCI® EXCESS RETURN OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL GOLDMAN SACHS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Commodity Futures Markets

        Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. As of the date of this product supplement, all of the contracts included in the GSCI® Excess Return are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

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        There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

        By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market.”

        Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position. This operates to terminate the position and fix the trader’s profit or loss.

        U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the GSCI® Excess Return has been composed exclusively of futures contracts traded on regulated exchanges.

Discontinuation of the GSCI® Excess Return; Alteration of Method of Calculation

        If Goldman Sachs discontinues publication of the GSCI® Excess Return and Goldman Sachs or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued GSCI® Excess Return (such index being referred to herein as a “GSCI® successor index”), then any GSCI® Excess Return closing level will be determined by reference to the level of such GSCI® successor index at the close of trading on the relevant exchange or market for the GSCI® successor index on each relevant Basket Valuation Date or other relevant date as set forth in the relevant terms supplement.

        Upon any selection by the calculation agent of a GSCI® successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

        If Goldman Sachs discontinues publication of the GSCI® Excess Return prior to, and such discontinuation is continuing on, a Basket Valuation Date or other relevant date as set forth in the relevant terms supplement, and the calculation agent determines, in its sole discretion, that no GSCI® successor index is available at such time, or the calculation agent has previously selected a GSCI® successor index and publication of such GSCI®successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date or other relevant date, then the calculation agent will determine the GSCI® Excess Return closing level for such date. The GSCI® Excess Return closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the GSCI® Excess Return or GSCI® successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each futures contract most recently composing the GSCI® Excess Return or GSCI® successor

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index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the GSCI® Excess Return may adversely affect the value of the notes.

        If at any time the method of calculating the GSCI® Excess Return or a GSCI® successor index, or the level thereof, is changed in a material respect, or if the GSCI® Excess Return or a GSCI® successor index is in any other way modified so that the GSCI® Excess Return or such GSCI® successor index does not, in the opinion of the calculation agent, fairly represent the level of the GSCI® Excess Return or such GSCI® successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the GSCI® Excess Return closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a commodity index comparable to the GSCI® Excess Return or such GSCI® successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the GSCI® Excess Return closing level with reference to the GSCI® Excess Return or such GSCI® successor index, as adjusted. Accordingly, if the method of calculating the GSCI® Excess Return or a GSCI® successor index is modified so that the level of the GSCI® Excess Return or such GSCI® successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the GSCI® Excess Return), then the calculation agent will adjust its calculation of the GSCI® Excess Return or such GSCI® successor index in order to arrive at a level of the GSCI® Excess Return or such GSCI® successor index as if there had been no such modification (e.g., as if such split had not occurred).

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THE DOW JONES U.S. REAL ESTATE INDEX

        We have derived all information contained in this product supplement regarding the Dow Jones U.S. Real Estate Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Dow Jones. The Dow Jones U.S. Real Estate Index is calculated, maintained and published by Dow Jones. We make no representation or warranty as to the accuracy or completeness of such information.

Dow Jones U.S. Real Estate Index Composition and Maintenance

        The Dow Jones U.S. Real Estate Index measures the performance of the real estate sector of the United States equity market. Component companies include those that invest directly or indirectly through development, management or ownership of shopping malls, apartment buildings and housing developments; and REITs that invest in apartments, office and retail properties. REITs are passive investment vehicles that invest primarily in income-producing real estate or real estate related loans and interests.

        The Dow Jones U.S. Real Estate Index is one of the 37 economic sectors that make up the Dow Jones U.S. Total Market Index. The Dow Jones U.S. Real Estate Index is a subset of the Dow Jones U.S. Financial Services Index, which in turn is a subset of the Dow Jones U.S. Total Market Index. The Dow Jones U.S. Total Market Index is part of the Dow Jones World Stock Index, which is a benchmark family that follows some 6,000 stocks from 44 countries. It is a market capitalization-weighted index in which only the shares of each company that are readily available to investors – the “float” – are counted.

        Index component candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Fixed-dividend shares and securities such as convertible notes, warrants, rights, mutual funds, unit investment trusts, closed-end fund shares, and shares in limited partnerships are not eligible. Temporary issues arising from corporate actions, such as “when-issued” shares, are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership. REITs also are eligible. Multiple classes of shares are included if each issue, on its own merit, meets the other eligibility criteria. Securities that have had more than ten nontrading days during the past quarter are excluded. Stocks in the top 95% of the index universe by free-float market capitalization are selected as components of the U.S. Total Market Index, skipping stocks that fall within the bottom 1% of the universe by free-float market capitalization and within the bottom .01% of the universe by turnover. To be included in the Dow Jones U.S. Real Estate Index, the issuer of the component securities must be classified in the Real Estate Sector of industry classifications as maintained by the Industry Classification Benchmark (“ICB”).

        The Dow Jones U.S. Real Estate Index is reviewed by Dow Jones on a quarterly basis. Shares outstanding totals for component stocks are updated during the quarterly review. However, if the number of outstanding shares for an index component changes by more than 10% due to a corporate action, the shares total will be adjusted immediately after the close of trading on the date of the event. Whenever possible, Dow Jones will announce the change at least two business days prior to its implementation. Changes in shares outstanding due to stock dividends, splits and other corporate actions also are adjusted immediately after the close of trading on the day they become effective. Quarterly reviews are implemented during March, June, September and December. Both component changes and share changes become effective at the opening on the first Monday after the third Friday of the review month. Changes to the Dow Jones U.S. Real Estate Index are implemented after the official closing values have been established. All adjustments are made before the start of the next trading day. Constituent changes that result from the periodic review will be announced at least two business days prior to the implementation date.

        In addition to the scheduled quarterly review, the Dow Jones U.S. Real Estate Index is reviewed on an ongoing basis. Changes in index composition and related weight adjustments are necessary whenever there are extraordinary events such as delistings, bankruptcies, mergers or takeovers

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involving index components. In these cases, each event will be taken into account as soon as it is effective. Whenever possible, the changes in the index components will be announced at least two business days prior to their implementation date. In the event that a component no longer meets the eligibility requirements, it will be removed from the Dow Jones U.S. Real Estate Index. You can find a list of the companies whose common stocks are currently included in the Dow Jones U.S. Real Estate Index on the Dow Jones website at http://www.djindexes.com. Information included in such website is not a part of this product supplement.

Background on the ICB

        ICB, a joint classification system launched by FTSE Group and Dow Jones Indexes offers broad, global coverage of companies and securities and classifies them based on revenue, not earnings. ICB classifies the component stocks into groups of 10 industries, 18 supersectors, 37 sectors and 102 subsectors. The Real Estate Sector is composed of two Subsectors. The Real Estate Holding & Development Subsector consists of companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies. This Subsector excludes REITs and similar entities. The Real Estate Investment Trusts Subsector consists of real estate investment trusts or corporations and listed property trusts.

License Agreement with Dow Jones & Company

        Dow Jones and JPMorgan Securities Inc. have entered into a non-exclusive license agreement providing for the license to JPMorgan Chase & Co., and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones U.S. Real Estate Index, which is published by Dow Jones, in connection with certain securities, including the notes.

        The notes are not sponsored, endorsed, sold or promoted by Dow Jones or any of its subsidiaries or affiliates. None of Dow Jones or any of its affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the notes particularly. The only relationship of Dow Jones or any of its subsidiaries or affiliates to JPMorgan Chase & Co. is the licensing of certain trademarks, trade names and service marks and of the Dow Jones U.S. Real Estate Index, which is determined, composed and calculated by Dow Jones without regard to JP Morgan Chase & Co. or the notes. Dow Jones has no obligation to take the needs of JP Morgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones U.S. Real Estate Index. None of Dow Jones or any of its respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. None of Dow Jones or any of its subsidiaries or affiliates shall have any obligation or liability in connection with the administration, marketing or trading of the notes.

        NONE OF DOW JONES OR ANY OF ITS SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES OR ANY OF ITS SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES OR ANY OF ITS SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES OR ANY OF ITS SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES U.S. REAL ESTATE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES OR ANY OF ITS SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY DOW JONES, AND DOW JONES MAKES NO REPRESENTATION REGARDING THE

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ADVISABILITY OF INVESTING IN THE NOTES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES AND JPMORGAN CHASE & CO.

Discontinuation of the Dow Jones U.S. Real Estate Index; Alteration of Method of Calculation

        If Dow Jones discontinues publication of the Dow Jones U.S. Real Estate Index and Dow Jones Limited or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Dow Jones U.S. Real Estate Index (such index being referred to herein as a “Dow Jones Dow Jones U.S. Real Estate successor index”), then any Dow Jones U.S. Real Estate Index closing level will be determined by reference to the level of such Dow Jones U.S. Real Estate successor index at the close of trading on the relevant exchange or market for the Dow Jones U.S. Real Estate successor index on each relevant Basket Valuation Date or other relevant date as set forth in the relevant terms supplement.

        Upon any selection by the calculation agent of a Dow Jones U.S. Real Estate successor index, the calculation agent will cause written notice thereof to be promptly furnished to us and to the holders of the notes.

        If Dow Jones discontinues publication of the Dow Jones U.S. Real Estate Index prior to, and such discontinuation is continuing on, a Basket Valuation Date or other relevant date as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no Dow Jones U.S. Real Estate successor index is available at such time, or the calculation agent has previously selected a Dow Jones U.S. Real Estate successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, such Index Valuation Date or other relevant date, then the calculation agent will determine the Dow Jones U.S. Real Estate Index closing level for such date. The Dow Jones U.S. Real Estate Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the Dow Jones U.S. Real Estate Index or successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Dow Jones U.S. Real Estate Index or Dow Jones U.S. Real Estate successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the Dow Jones U.S. Real Estate Index may adversely affect the value of the notes.

        If at any time the method of calculating the Dow Jones U.S. Real Estate Index or a Dow Jones U.S. Real Estate successor index, or the level thereof, is changed in a material respect, or if the Dow Jones U.S. Real Estate Index or a Dow Jones U.S. Real Estate successor index is in any other way modified so that the Dow Jones U.S. Real Estate Index or such Dow Jones U.S. Real Estate successor index does not, in the opinion of the calculation agent, fairly represent the level of the Dow Jones U.S. Real Estate Index or such Dow Jones U.S. Real Estate successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Dow Jones U.S. Real Esate Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Dow Jones U.S. Real Estate Index or such Dow Jones U.S. Real Estate successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Dow Jones U.S. Real Estate Index closing level with reference to the Dow Jones U.S. Real Estate Index or such Dow Jones U.S. Real Estate successor index, as adjusted. Accordingly, if the method of calculating the Dow Jones U.S. Real Estate Index or a Dow Jones U.S. Real Estate successor index is modified so that the level of such Dow Jones U.S. Real Estate Index or Dow Jones U.S. Real Estate successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Dow Jones U.S. Real Estate Index), then the calculation agent will adjust its calculation of such Dow Jones U.S. Real Estate Index or such Dow Jones U.S. Real Estate successor index, as applicable, in order to arrive at a level of the Dow Jones U.S. Real Estate Index or such Dow Jones U.S. Real Estate successor index as if there had been no such modification (e.g., as if such split had not occurred).

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GENERAL TERMS OF THE NOTES

Calculation Agent

        J.P. Morgan Securities Inc. will act as the calculation agent. The calculation agent will determine, among other things, the Ending Basket Level, the Strike Level, if applicable, the Basket Return, the payment at maturity, if any, on the notes and the Basket Closing Level on any Basket Valuation Date, including the AMEX Hong Kong Return, the AMEX Hong Kong Closing Level, the Nikkei Return, the Nikkei Closing Level, the FTSE Return, the FTSE Closing Level, the BRIC Return, the BRIC Closing Level, the CECEEUR Return, the CECEEUR Closing Level, the KOSPI 200 Return, the KOSPI 200 Closing Level, the MSCI Taiwan Return, the MSCI Taiwan Closing Level, the GSCI Return, the GSCI Closing Level, the Dow Jones U.S. Real Estate Return, and the Dow Jones U.S. Real Estate Closing Level, as well as whether there has been a market disruption event or a discontinuation of any Basket Index and whether there has been a material change in the method of calculation of any of the Basket Indices. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

        The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the business day preceding the maturity date.

        All calculations with respect to the Ending Basket Level, the Strike Level, if applicable, the Basket Return and the Basket Closing Level (including the the AMEX Hong Kong Return, the AMEX Hong Kong Closing Level, the Nikkei Return, the Nikkei Closing Level, the FTSE Return, the FTSE Closing Level, the BRIC Return, the BRIC Closing Level, the CECEEUR Return, the CECEEUR Closing Level, the KOSPI 200 Return, the KOSPI 200 Closing Level, the MSCI Taiwan Return, the MSCI Taiwan Closing Level, the GSCI Return, the GSCI Closing Level, the Dow Jones U.S. Real Estate Return, and the Dow Jones U.S. Real Estate Closing Level) and the closing level of each Basket Index on the pricing date will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., ..876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

        Certain events may prevent the calculation agent from calculating the Basket Closing Level on any Basket Valuation Date and, consequently, the Basket Return or the amount, if any, that we will pay to you at maturity of the notes. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to these events individually as a “market disruption event.”

        Basket Indices Other Than the GSCI® Excess Return

        With respect to any of the Basket Indices other than the GSCI® Excess Return, a “market disruption event,”unless otherwise specified in the relevant terms supplement, means:

•	a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, or the Dow Jones U.S. Real Estate Index (or the relevant successor index or indices) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during or during the one hour period preceding the close of the principal trading session on such relevant exchange; or

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•	a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, or the Dow Jones U.S. Real Estate Index (or the relevant successor index or indices) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or
•	a suspension, absence or material limitation of trading on any major securities exchange or market for trading in futures or options contracts related to the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, or the Dow Jones U.S. Real Estate Index (or the relevant successor index or indices) for more than two hours of or during the one hour period preceding the close of, the principal trading session on such exchange or market; or
•	a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case as determined by the calculation agent in its sole discretion; and

•	a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

        For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, or the Dow Jones U.S. Real Estate Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the disrupted index shall be based on a comparison of:

•	the portion of the level of the disrupted index attributable to that security relative to
•	the overall level of the disrupted index,

in each case immediately before that suspension or limitation.

        For purposes of determining whether a market disruption event has occurred, unless otherwise specified in the relevant terms supplement:

•	a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;
•	limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;
•	a suspension of trading in futures or options contracts on the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, or the Dow Jones U.S. Real Estate Index by the primary securities market trading in such contracts by reason of
•	a price change exceeding limits set by such exchange or market,
•	an imbalance of orders relating to such contracts, or
•	a disparity in bid and ask quotes relating to such contracts

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will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, or the Dow Jones U.S. Real Estate Index; and

•	a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, or the Dow Jones U.S. Real Estate Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

        “Relevant exchange” means, with respect to each Basket Index, other than the GSCI® Excess Return, the primary organized exchange or market of trading for any security (or any combination thereof) then included in the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the KOSPI 200, the MSCI Taiwan Index, or the Dow Jones U.S. Real Estate Index or any successor index or indices, respectively.

        The GSCI® Excess Return

        With respect to the GSCI® Excess Return, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means each of the following:

•	the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded commodity futures contract then underlying the GSCI® Excess Return; or
•	the settlement price of any exchange-traded commodity futures contract underlying the GSCI® Excess Return has increased or decreased by an amount equal to the maximum permitted price change from the previous day’s settlement price; or
•	the settlement price is not published for any individual reference contract underlying the GSCI® Excess Return; or
•	the failure of the Calculation Agent to calculate and publish the level of GSCI® Excess Return;

in each case as determined by the calculation agent in its sole discretion; and

•	a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

        With respect to the GSCI® Excess Return, a limitation on the hours or number of days of trading will not constitute a market disruption event if the limitation results from an announced change in the regular business hours of the relevant exchange or market.

        “Relevant exchange” means, with respect to GSCI® Excess Return, any organized exchange or market of trading for any futures contract (or any combination thereof) then included in the GSCI® Excess Return or any GSCI® successor index.

Events of Default

        Under the heading “Description of Debt Securities — Events of Default, Waiver, Debt Securities in Foreign Currencies” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment Upon an Event of Default

        Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per

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$1,000 principal amount note upon any acceleration of the notes shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described under the caption “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were the final Basket Valuation Date. If the notes have more than one Basket Valuation Date, then, for each Basket Valuation Date scheduled to occur after the date of acceleration, the business days immediately preceding the date of acceleration (in such number equal to the number of Basket Valuation Dates in excess of one) shall be the corresponding Basket Valuation Dates, unless otherwise specified in the relevant terms supplement.

        If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

        Under the heading “Description of Debt Securities — Modification of the Indenture; Waiver of Compliance” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

        The provisions described in the accompanying prospectus under the heading “Description of Debt Securities —Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

        The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

        The Depository Trust Company, or DTC, will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

        Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York in The City of New York.

        The Bank of New York or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York will also act as paying agent and may designate additional paying agents.

        Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York, but upon payment (with the giving of such indemnity as The Bank of New York may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

        The notes will be governed by and interpreted in accordance with the laws of the State of New York.

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CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary applies to you only if you are an initial holder of the notes purchasing the notes at the issue price for cash and if you will hold them as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

        This summary does not address all aspects of U.S. federal income and estate taxation of the notes that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

•	one of certain financial institutions;
•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 and 408A respectively;
•	a dealer in securities or foreign currencies;
•	a “regulated investment company” as defined in Code Section 851;
•	a “real estate investment trust” as defined in Code Section 856;
•	a person holding the notes as part of a hedging transaction, straddle, conversion transaction, or integrated transaction, or entering into a “constructive sale” with respect to the notes;
•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;
•	a trader in securities who elects to apply a mark-to-market method of tax accounting; or
•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

        This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. If you are considering the purchase of notes, you are urged to consult your own tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

        The tax consequences of an investment in the notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes.

        We intend to seek an opinion from Davis Polk & Wardwell, our special tax counsel, which will be based upon the terms of the notes at the time of the relevant offering and certain factual representations to be received from us, regarding the treatment of the notes as “open transactions” for U.S. federal income tax purposes. Whether Davis Polk & Wardwell expresses an opinion regarding the characterization of the notes will be indicated in the relevant terms supplement. Irrespective of the opinion received from Davis Polk & Wardwell, we and you will agree to treat the notes for U.S. federal income tax purposes as “open transactions” and not as debt instruments. While other characterizations of the notes could be asserted by the IRS, as discussed below, the following discussion assumes that the notes are treated for U.S. federal income tax purposes as “open transactions” with respect to the Basket and not as debt instruments, unless otherwise indicated.

PS-68

Tax Consequences to U.S. Holders

        You are a “U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

•	a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

   Tax Treatment of the Notes

        Tax Treatment Prior to Maturity. You should not be required to recognize taxable income over the term of the notes prior to maturity, other than pursuant to a sale or exchange as described below.

        Sale, Exchange or Redemption of the Notes. Upon a sale or exchange of a note (including redemption of the notes at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on such sale, exchange or redemption and your tax basis in the note, which should equal the amount you paid to acquire the note. Such gain or loss should be long-term capital gain or loss if you have held the note for more than one year at such time. The deductibility of capital losses, however, is subject to limitations.

   Possible Alternative Tax Treatments of an Investment in the Notes

        Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization of the notes, the timing and character of income on the notes could differ materially from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of contingent payment debt instruments if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. In such event, regardless of whether you are an accrual method or cash method taxpayer, you would be required to accrue into income original issue discount, or “OID,” on the notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold the notes (even though you may not receive any cash with respect to the notes during the term of the notes) and any gain recognized at expiration or upon sale or other disposition of the notes would generally be treated as ordinary income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

        Alternatively, even if the characterization of the notes as an open transaction is respected, the IRS could assert that ownership of the notes constitutes a “constructive ownership transaction” within the meaning of Section 1260 of the Code with respect to certain components of one or more of the Basket Indices. Such an assertion, if upheld, could have materially adverse consequences for U.S. Holders, and U.S. Holders should consult their tax advisers regarding possible application of the “constructive ownership transaction” rules to an investment in the notes.

        Other alternative U.S. federal income tax characterizations of the notes might also require you to include amounts in income during the term of the notes and/or might treat all or a portion of the gain or loss on the sale or settlement of the notes as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the notes. Accordingly, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes.

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Tax Consequences to Non-U.S. Holders

        You are a “Non-U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

•	a nonresident alien individual;
•	a foreign corporation; or
•	a foreign estate or trust.

        You are not a Non-U.S. Holder if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

        If you are a Non-U.S. Holder of the notes and if the characterization of your purchase and ownership of the notes as an open transaction is respected, any payments on the notes should not be subject to U.S. federal income or withholding tax, except that gain from the sale or exchange of the notes or their cash settlement at maturity may be subject to U.S. federal income tax if such gain is effectively connected with your conduct of a trade or business in the United States.

        If the notes were recharacterized as indebtedness, any payments or accruals on the notes nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described in the next paragraph has been fulfilled and neither the payments on the notes nor any gain realized on a sale, exchange or other disposition of notes is effectively connected with your conduct of a trade or business in the United States. Because the characterization of the notes is unclear, payments made to you with respect to the notes may be withheld upon at a rate of 30% unless you have fulfilled the certification requirements described in the next paragraph.

        The certification requirement referred to in the preceding paragraph will be fulfilled if you, as the beneficial owner of notes, certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements.

        If you are engaged in a trade or business in the United States, and if payments on the notes are effectively connected with the conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you are urged to consult your own tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax.

        Alternatively, even if the characterization of the notes as an open transaction is respected, the IRS could assert that all or a portion of the proceeds paid to Non-U.S. Holders upon the sale, exchange or redemption (including at maturity) of the notes should be treated as resulting from a disposition of a United States real property interest to the extent such proceeds are attributable to an interest in any issuer of stocks in the Basket Indices that is a “U.S. real property holding corporation” within the meaning of Section 897 of the Code and regulations thereunder. Such an assertion, if upheld, could have materially adverse consequences for Non-U.S. Holders, and Non-U.S. Holders should consult their tax advisers regarding possible consequences if any issuer of stocks in the Basket Indices is or becomes a U.S. real property holding corporation.

Backup Withholding and Information Reporting

        You may be subject to information reporting, and may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the second preceding paragraph. Amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

PS-70

Federal Estate Tax

        Individual Non-U.S. Holders, and entities the property of which is potentially includible in such individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. Such individuals and entities are urged to consult their own tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

        THE TAX CONSEQUENCES TO YOU OF OWNING THE NOTES ARE UNCLEAR. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PS-71

UNDERWRITING

        Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc. as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement from time to time (each an “Agent” and collectively with JPMSI, the “Agents”), each Agent participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMSI will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

        We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

        JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

        In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

        No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 54-I or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 54-I or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

        Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 54-I and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

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        The notes are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

        The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction n° 400, dated December 29, 2003, as amended from time to time.

        The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no. 54-I or the accompanying prospectus supplement, prospectus or terms supplement, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

        The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

        The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 54-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States.

        Neither this product supplement no. 54-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 54-I the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

PS-73

BENEFIT PLAN INVESTOR CONSIDERATIONS

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless exemptive relief were available under an applicable statutory or administrative exemption (as described below).

        Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Section 408(b)(17) of ERISA or Prohibited Transaction Class Exemption (“PTCE”) 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or the statutory exemptions under Section 408(b)(17) of ERISA and Section 4975(d)(20) are available or there was some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

        Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to constitute a representation) that such purchase and holding is not prohibited under applicable Similar Laws.

        Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief.

        Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan or plan subject to similar laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

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